As filed with the Securities and Exchange Commission on June 2, 2020.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3661	94-3336783
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6836 Bee Cave Road

Building 1, Suite 279

Austin, Texas 78746

(650) 378-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas W. Wilkinson

Chief Executive Officer

Sonim Technologies, Inc.

6836 Bee Cave Road

Building 100, Suite 279

Austin, Texas 78746

(650) 378-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon Gavenman Michael Tenta Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Heidi Mayon Rick Kline Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(2)
Common stock, $0.001 par value per share	$23,000,000	$2,986

(1)	Includes additional shares that the underwriters have the option to purchase.

(2)	Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2020

PRELIMINARY PROSPECTUS

22,222,222 Shares

Common Stock

We are offering 22,222,222 shares of our common stock. Our common stock is listed on the Nasdaq Global Market under the symbol “SONM.” The last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020 was $0.90 per share. The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout the prospectus may not be indicative of the actual offering price.

We have granted the underwriters an option to purchase up to an additional 3,333,333 shares of common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors ” beginning on page 11 of this prospectus as well as in the documents incorporated by reference.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to Sonim Technologies, Inc. (before expenses)	$	$

(1) We refer you to “Underwriting” beginning on page 69 for additional information regarding underwriting compensation.

Certain of our executive officers and directors have indicated an interest in purchasing approximately 630,000 shares of our common stock in this offering on the same terms as those offered to the public. Indications of interest are not binding agreements or commitments to purchase, and the underwriters may determine to sell no shares in this offering to such officers and directors, and such officers and directors may determine to purchase no shares in this offering.

The underwriters expect to deliver the shares to purchasers against payment in New York, New York on or about                 , 2020.

Oppenheimer & Co.	Lake Street

                , 2020

We and the underwriters have not authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

For investors outside the United States: We and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the information incorporated by reference herein, especially the matters discussed in the information set forth under the section titled “Risk Factors” included elsewhere in this prospectus and in the section titled “Risk Factors” and our consolidated audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein. Unless the context otherwise requires, we use the terms “Sonim,” “company,” “our,” “us” and “we” in this prospectus to refer to Sonim Technologies, Inc. and its subsidiaries.

Overview

We are a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. We currently sell our ruggedized mobile phones and accessories to several of the largest wireless carriers in the United States— including AT&T, Sprint (now part of T-Mobile and referred to collectively as Sprint) and Verizon—as well as the three largest wireless carriers in Canada—Bell, Rogers and Telus Mobility. Our phones and accessories connect workers with voice, data and workflow applications in two end markets: industrial enterprise and public sector.

Task workers in these end markets have historically been limited to pen and paper and single-purpose electronic devices, such as barcode scanners, location-tracking devices and sensors, to accomplish specific tasks. These single-purpose devices have historically run on proprietary networks, such as Land Mobile Radio (LMR) networks that enable Push-to-Talk (PTT) services for voice communications. We provide Android-based devices that consolidate and integrate multiple functions into a single ruggedized solution running on commercial wireless networks at a total cost of ownership that we believe is significantly lower with improved productivity and safety of task workers.

Our solutions consist primarily of ultra-rugged mobile phones based on the Android platform which are capable of attaching to both public and private wireless networks, industrial-grade accessories that meet the requirements of specific applications, and software applications and cloud-based tools that provide management and deployment services to our customers. End customers of our solutions include construction, energy and utility, hospitality, logistics, manufacturing, public sector and transportation entities that primarily purchase our devices and accessories through their wireless carriers. The key attributes of our solutions are specifically tailored for the needs of our end users, including impact resistance, waterproof and dustproof construction, extended battery life and extra loud audio, supported by a three-year comprehensive warranty. All of our devices run on the Android operating system, providing a familiar and intuitive user interface, and our smartphones have access to a library of millions of applications available through the Google Play Store. We have also implemented dozens of application programming interfaces, or APIs, specific to our mobile phones and have partnered with third-party application developers to create a purpose-built experience for our end users using these applications on our mobile phones.

We currently have stocked product with three of the largest U.S. wireless carriers: AT&T, Sprint and Verizon, meaning that these carriers test and certify our mobile phones on their networks and maintain inventory in their warehouses that they then sell through their enterprise and retail sales teams to end customers, often on a subsidized or financed basis. Our full product portfolio has been stocked with the three largest Canadian wireless carriers since 2015. In 2019, we sold approximately 39,000 mobile phones in Canada and 300,000 in the United States (which markets include rugged feature phones, smart consumer rugged phones, smart ultra-rugged phones and life-proofed smart phones).

Our Ruggedized Solution

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Durability and reliability. Our mobile phones can withstand a variety of harsh environments and are supported by our industry-leading three-year comprehensive manufacturer’s warranty, which includes physical damage. Key features of our rugged phones include:

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Puncture, shock, pressure and drop and impact resistance. Durable rubber and Gorilla Glass construction protects against damage from sharp objects, falls, vigorous movements and compression by heavy weights.

•	Waterproof and dustproof construction. Reinforced seals and waterproof mesh membranes prevent potential damage caused by moisture and debris.

•	Multi-shift battery life. Replaceable battery designed to provide sufficient power to last through a dual eight-hour shift in most real-world conditions.

•	Extra-loud audio. Produces high sound quality at high volumes and uses noise cancellation technology for loud background noise environments.

•	Glove-friendly design. Screens and buttons are responsive to touch through gloves and water.

•	Operational in and resistant to extreme temperatures. Protective exterior prevents damage to our devices’ hardware from very cold and hot temperatures.

•	Chemical resistance. Ability to effectively sterilize and sanitize, regardless of potential contaminants.

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Increased communication and visibility through an enterprise. Our solutions are used to track locations, update and manage various tasks and enable communication with and between task workers. For example, location tracking and data analytics enable fleet optimization, help enterprises make asset allocation and deployment decisions and ensure that fleets are at the right place at the right time. In addition, our solutions are specifically designed to capture, store and analyze multiple data types for enterprise needs, enabling them to make decisions. For example, by leveraging this data, task workers, such as first responders, can more strategically plan their logistics resulting in decreased response times. Finally, by providing a reliable mode of communication between employees, supervisors and command centers, those not in the field have crucial insight into the status and performance of task workers in the field. This can also result in improved safety for employees that work in high-risk environments.

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Enhanced functionality through software and hardware configurations. Our solutions allow end customers and task workers to customize our mobile phones using Android-based applications and vertical- specific accessories to address their varying needs. Enterprises and agencies can leverage the millions of applications available on the Google Play Store, our dozens of device-specific APIs, and our industrial accessories to create a purpose-built solution to meet the specific use cases of their task workers. For example, school bus operators can combine our ruggedized phones, an industrial car kit, a PTT application that leverages our APIs and a location-tracking application to ensure that they have a solution that enables constant communication with dispatchers that is compliant with the U.S. Department of Transportation’s hands-free driving regulations and that can also automatically alert parents of route delays. The ability for enterprises and agencies to customize their solutions allows their task workers to use a single device for tasks that would previously require multiple and often more costly devices.

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Ease of use. Our devices are designed to look and function similarly to the latest generation of consumer- focused mobile phones with additional features for various enterprise-specific purposes, and also run on the Android operating system which has a familiar and intuitive interface. They provide familiar characteristics to many single-purpose devices, such as dedicated physical buttons for PTT and barcode scanning and offer a simplified user interface which helps minimize the learning curve for task workers who are transitioning from LMR or data capture devices. Furthermore, all of our mobile phones come equipped with our SCOUT application, which helps IT administrators more quickly provision and deploy our devices to task workers, reducing the cost and effort associated with converting to our solutions.

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Consolidation of devices. A large number of devices can lead to excess bulk carried by task workers and can inhibit their mobility in the field. These specialized devices can also be expensive and typically require full replacement after end-of-life, which can be a cumbersome and costly process. By combining commonly used applications and functionality into one ruggedized device with the option for add-ons, enterprises can reduce the need for multiple, single-purpose devices. We believe that replacing outdated single-purpose devices with a Sonim device can enhance fleets’ mobility and economically streamline equipment updates or replacements.

As a result of these key attributes, we believe that our ruggedized, purpose-built mobile phones can increase the productivity of task workers and significantly reduce total cost of ownership for entities deploying our solutions.

Our Strategy

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Reorganize Company to achieve growth and profitability. Since November 2019, our management team has endeavored to reorganize the company into a leaner, lower cost organization focused on a path to growth and profitability. We have reduced our global headcount from approximately 700 employees at year-end 2018 to approximately 500 employees and contractors as of December 31, 2019. We executed an additional reduction in force of approximately 10% of our U.S. employees in February 2020, as well as in certain of our non-U.S. locations. We have also relocated our headquarters from San Mateo, California to Austin, Texas, a lower cost location. These actions are expected to result in a run-rate savings of approximately 20% (or $12 million) from our 2019 operating expense run-rate, excluding one-time IPO related costs. Restructuring the company positions us to stabilize its operations and invest for future growth.

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Invest in sales channel partnerships and brand marketing to drive sales. Our channel partners are leading global wireless carriers and communications system integrators. These channel partners have large sales forces who sell our solutions to end customers in our target markets. They enable us to cost-effectively scale our business without employing a large direct sales force of our own. We intend to continue to invest in expanding our distribution and channel partnerships to further penetrate the public sector and industrial enterprise markets we target. Our investment in marketing the Sonim brand and our solutions to end customers in target markets helps to raise brand awareness, deepen existing channel partnerships, and acquire and retain new channel and end customers of our solutions.

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Position Sonim as the leading solution for the public sector. We intend to leverage the large-scale deployment of our solutions over dedicated LTE networks in the public safety market to further position us as a trusted solution within the cities that we serve. As public safety agencies continue to shift to these dedicated LTE networks, we intend to deliver mobility solutions to increase security, safety and efficiency across their cities. By successfully deploying our solutions in the public safety market within cities, we believe that city managers will increasingly look to us to provide communication capabilities and enable location information and data analytics for their entire municipality to improve efficiency and safety of all their task workers, taking the first steps toward “smart cities.”

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Develop data collection devices. We intend to expand our product platform beyond rugged devices focused on traditional cell phone capabilities to rugged data collection devices, such as barcode scanners built to operate on 4G LTE and WiFi networks. These devices aim to compete in what we believe is a larger rugged handheld market by delivering on features demanded, but not yet filled by devices currently offered in this market, and by being price leaders.

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Develop next generation 5G-enabled rugged communication devices. We intend to develop rugged devices based on next generation micro-processors and enabled for 5G voice and data communications. This common platform will be designed to be suitable for upgrading our current ultra-rugged smart phone product, as well as production of additional products at much lower marginal development costs. Planned products are a lower cost rugged mobile phone and a rugged barcode scanner. Additional future products may include communication hybrid devices that combine LTE functionality with alternative communication technology, such as radio or satellite communications.

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Expand internationally. The transition from existing LMR network infrastructure to LTE-based replacements for public safety has commenced outside of the United States and Canada. We are exploring potential public safety infrastructure projects in Australia and Europe. In addition, there is a very large industrial market internationally that our current and future devices are well-positioned to address. We will look for ways to expand our sales reach, especially through distribution and channel partners to address these market opportunities.

COVID-19 Impact

We are closely monitoring the impact of the COVID-19 global outbreak and its resulting impact on our manufacturing operations and supply chain, with our top priority being the health and safety of our employees, customers, partners, and communities. We believe our sales partners have ample inventory to continue meeting customer needs in the near term. However, demand for our solutions may be reduced as a result of the COVID-19 outbreak and resulting market uncertainty. It also remains likely that our results could be negatively impacted by the prior interruption in the operation of our manufacturing facility in Shenzhen, China, and any future interruption that may be required. The magnitude of any potential impact is unknown, as it is unclear how long it will take for the overall supply chain to return to normal. We are working closely with our partners and suppliers to manage this process.

B. Riley Convertible Note

We intend to use a portion of the net proceeds from this offering to repay $4.0 million of the outstanding principal amount and accrued interest under the subordinated secured convertible promissory note issued to B. Riley Principal Investments, LLC, or the B. Riley Convertible Note, upon the closing of this offering, which we refer to as the B. Riley Repayment. In addition, in connection with this offering, we have amended the B. Riley Convertible Note to provide for the conversion of the remaining principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note as of the closing of this offering, after giving effect to the B. Riley Repayment, into shares of common stock at the public offering price set forth on the cover page of this prospectus to be issued to B. Riley Principal Investments, LLC or its affiliates, which conversion will occur immediately following the closing of this offering and the B. Riley Repayment. We refer to such conversion as the B. Riley Conversion. The issuance of the shares of common stock to B. Riley Principal Investments, LLC upon such conversion will not be registered under the Securities Act of 1933, as amended, and will be subject to a 90-day lock-up agreement with the underwriters. We will agree to file a registration statement following the closing of this offering covering the resale of the shares of common stock issued in the B. Riley Conversion to B. Riley Principal Investments, LLC and its affiliates.

As of March 31, 2020, the total outstanding principal amount and accrued interest under the B. Riley Convertible Note was approximately $10.3 million. Based on an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020, and after giving effect to the B. Riley Repayment, the B. Riley Conversion would result in the issuance of 6,953,003 shares of common stock to B. Riley Principal Investments, LLC based on the outstanding principal amount and accrued interest as of March 31, 2020.

We have also terminated our loan and security agreement with East West Bank. As of the termination date, no amounts were outstanding under the loan and security agreement.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our common stock. These risks are more fully described in the sections titled “Risk Factors” included elsewhere in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, including the following:

•	The effects of the coronavirus pandemic could have a material adverse effect on our business, financial results, and results of operations.

•	We have not been profitable in recent years and may not achieve or maintain profitability in the future.

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We rely on our channel partners to generate a substantial majority of our revenues. If these channel partners fail to perform or if we cannot enter into agreements with channel partners on favorable terms, our operating results could be significantly harmed.

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We are in default under our credit facilities and as a result, B. Riley may accelerate amounts owed under such facilities and may foreclose upon the assets securing our obligations and our liquidity could be adversely impacted.

•	We are involved in securities-related legal actions that are expensive and time consuming, and, if resolved adversely, could result in significant legal expenses and settlement or damage awards.

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In the three months ended March 31, 2020 and 2019, approximately 70% and 74%, respectively, of our revenues, were derived from our top four customers. We expect our revenues to continue to be heavily concentrated among our top customers, and the loss of, or significant reduction in orders from, any of these customers could significantly reduce our revenues and adversely impact our operating results.

•	Our business is difficult to evaluate because we have a limited operating history in our markets.

•	We may not fully realize the expected benefits of our cost-saving initiatives.

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We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

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We participate in a competitive industry, which may become more competitive. Competitors with greater resources and significant experience in high-volume product manufacturing may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements

•	Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation, which would adversely impact our business.

•	If our business does not grow as we expect, or if we fail to manage our growth effectively or if our cost cutting measures are not sufficient our operating results and business would suffer.

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We may fail to continue to meet the listing standards of The Nasdaq Global Market, and as a result our common stock may be delisted, which could have a material adverse effect on the liquidity of our common stock.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 5, 1999 as NaviSpin.com, Inc. In December 2001, we changed our name to Sonim Technologies, Inc. Our principal executive offices are located at 6836 Bee Cave Road Building 1, Suite 279, Austin, Texas 78746. Our telephone number is (650) 378-8100. Our website address is www.sonimtech.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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an exemption from implementation of new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation;

•	reduced disclosure obligations regarding executive compensation arrangements; and

•	no requirement to seek nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of some or all these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering in May 2019, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a “large accelerated filer,” under the rules of the U.S. Securities and Exchange Commission which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock to be offered	22,222,222 shares

Common stock to be outstanding after this offering	42,899,582 shares

Option to purchase additional shares	3,333,333 shares

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $17.9 million (or approximately $20.8 million if the underwriters exercise in full their option to purchase up to 3,333,333 additional shares of common stock), based on an assumed offering price of $0.90 per share, which was the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital, research and development, business development, sales and marketing activities and capital expenditures. We also intend to use a portion of the net proceeds from this offering to repay $4.0 million of the outstanding principal amount and accrued interest under the B. Riley Convertible Note. See “—B. Riley Convertible Note.” These expectations are subject to change. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and the other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	“SONM”

Certain of our executive officers and directors have indicated an interest in purchasing approximately 630,000 shares of our common stock in this offering on the same terms as those offered to the public. Indications of interest are not binding agreements or commitments to purchase, and the underwriters may determine to sell no shares in this offering to such officers and directors, and such officers and directors may determine to purchase no shares in this offering.

The number of shares of our common stock that will be outstanding after this offering is based on 20,677,360 shares of common stock outstanding as of March 31, 2020, and excludes:

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578,241 shares of common stock issuable upon the conversion of 50% of the aggregate principal amount and accrued interest outstanding as of March 31, 2020 under the B. Riley Convertible Note, as well as 6,953,003 shares of common stock issuable to B. Riley Principal Investments, LLC upon the B. Riley Conversion, based on the outstanding principal amount and accrued interest as of March 31, 2020 (after giving effect to the B. Riley Repayment) and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020;

•	2,126,798 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2020 at a weighted-average exercise price of $3.75 per share;

•	956 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2020, at a weighted-average exercise price of $6.20 per share;

•	226,500 shares issuable upon the vesting of restricted stock units outstanding as of March 31, 2020;

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2,174,999 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan; and

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472,773 shares of common stock reserved for future issuance pursuant to our 2019 Employee Stock Purchase Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan.

Subsequent to March 31, 2020, our board of directors approved an increase in the number of shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan by 3,000,000 shares, subject to approval by our stockholders, and the grant of 2,440,500 restricted stock units pursuant to our 2019 Equity Incentive Plan, of which 425,000 restricted stock units remain subject to approval by our stockholders. Our named executive officers will receive 1,083,000 restricted stock units in the grant, all of which are contingent upon the closing of this offering and 300,000 of which remain subject to approval by our stockholders as described above. The number of shares of our common stock to be outstanding after this offering as shown above does not reflect the grants described above and the additional shares that have been reserved for issuance under our 2019 Equity Incentive Plan.

Unless otherwise indicated, this prospectus reflects and assumes the following:

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no issuances of any other equity awards, exercises of outstanding stock options, vesting of outstanding restricted stock units or conversion of the B. Riley Convertible Note, in each case after March 31, 2020; and

•	no exercise by the underwriters of their option to purchase up to 3,333,333 additional shares of our common stock.

SUMMARY FINANCIAL DATA

You should read the following summary financial data together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein. We have derived the statements of operations data for the years ended December 31, 2018 and 2019 and the balance sheet data as of December 31, 2019 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein. We have derived the statements of operations data for the three months ended March 31, 2019 and 2020, and the balance sheet data as of March 31, 2020, from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference in this prospectus. Our unaudited condensed consolidated financial statements were prepared on the same basis as our audited consolidated financial statements and include, in our opinion, all adjustments, consisting of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those unaudited condensed consolidated financial statements. Our historical results are not necessarily indicative of the results that should be expected in the future and our results for the three months ended March 31, 2020 are not necessarily indicative of results to be expected for the full fiscal year ending 2020 or any other period.

	Year Ended December 31,		Three Months Ended March 31,
	2019	2018	2020	2019
	(in thousands, except share and per share data)
Statement of Operations Data:
Net revenues	$116,251	$135,665	$12,706	$26,484
Cost of revenues	81,742	87,576	10,541	17,463

Gross profit	34,509	48,089	2,165	9,021

Operating expenses:
Research and development	26,064	23,247	3,936	6,961
Sales and marketing	13,908	12,228	3,131	3,726
General and administrative	16,182	7,220	3,072	2,476
Restructuring costs	736	—	1,087	—

Total operating expenses	56,890	42,695	11,226	13,163

Income (loss) from operations	(22,381)	5,394	(9,061)	(4,142)
Interest expense	(1,522)	(1,828)	(319)	(422)
Change in fair value of warrant liability	—	(970)	—	—
Other expense, net	(543)	(565)	(401)	(265)

Income (loss) before income taxes	(24,446)	2,031	(9,781)	(4,829)
Income tax expense	(1,388)	(754)	(183)	(295)

Net income (loss)	(25,834)	1,277	(9,964)	(5,124)
Dividends on Series A, Series A-1 and Series A-2 preferred stock	—	(10,152)	—	—

Net loss attributable to common stockholders	$(25,834)	$(8,875)	$(9,964)	$(5,124)

Net loss per share attributable to common stockholders, basic and diluted	(1.39)	(2.57)	(0.48)	(0.32)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	18,603,582	3,447,283	20,613,849	15,783,744

The following table presents our summary balance sheet data as of March 31, 2020:

•	on an actual basis;

•

on a pro forma basis to give effect to (i) the B. Riley Repayment and (ii) the B. Riley Conversion based on the outstanding principal amount and accrued interest under the B. Riley Convertible Note as of March 31, 2020 and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020; and

•

on a pro forma as adjusted basis to give further effect to our issuance and sale of 22,222,222 shares of common stock in this offering at an assumed public offering price of $0.90 per share, which was the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020.

	As of March 31, 2020
	Actual	Pro Forma(1)	As Adjusted(1)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$12,362	$8,362	$26,312
Working capital	10,921	16,880	34,830
Total assets	46,009	42,009	59,959
Total liabilities	30,015	20,056	20,056
Accumulated deficit	(176,210)	(176,508)	(176,508)
Total stockholders’ equity	15,994	21,953	39,903

(1)

We are in the process of assessing the accounting for the modification of the B. Riley Convertible Note resulting from the B. Riley Conversion. As a result, pro forma and pro forma as adjusted amounts shown do not reflect the results of any such assessment and may change following such assessment.

Each $0.25 increase (decrease) in the assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by $5.2 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares offered by us at the assumed public offering price would increase (decrease) each of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by $0.8 million, assuming the assumed public offering price per share remains the same and after deducting underwriting discounts and commissions. The as adjusted information is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, as well as the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, and all of the other information in this prospectus and the documents incorporated by reference herein before deciding whether to purchase shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Business

The effects of the coronavirus pandemic could have a material adverse effect on our business, financial results, and results of operations.

In December 2019, a strain of the coronavirus surfaced in Wuhan, China, and over the course of the first quarter 2020, the World Health Organization escalated its assessment of the coronavirus threat, finally characterizing it as a pandemic on March 11, 2020. The situation relating to the coronavirus pandemic is complex and rapidly evolving, with a broad number of governmental and commercial efforts to contain the spread of the virus globally. The duration and extent of the impact of the coronavirus pandemic on our business, operations and financial results depends on factors that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, and the impact of these and other factors on our employees, customers, industry partners, suppliers and third party dealers, distributors, and resellers.

The federal, state, and local governments as well as foreign governments have imposed several protocols and regulations restricting the physical movement of individuals in an effort to limit the spread of the coronavirus. We were required to close our manufacturing facility in Shenzhen, China beginning on February 1, 2020. The factory resumed partial operations with a reduced staff during the week of February 24, 2020, and resumed full operations on March 2, 2020. We believe our channel partners generally have sufficient inventory to continue meeting customer needs in the near term, however we have experienced shortages of certain parts such as camera modules and batteries. Demand for our solutions may be reduced as a result of the COVID-19 outbreak and resulting market uncertainty. We are closely monitoring the impact of the COVID-19 global outbreak and its resulting impact on the sale of our solutions, our manufacturing operations and supply chain, with our top priority being the health and safety of our employees, customers, partners, and communities. We have implemented a number of measures in an effort to protect our employees’ health and well-being, including having office workers work remotely, suspending employee travel, and withdrawing from certain industry events. The potential negative effects to our operations, including reductions in production levels, research and development activities, and increased costs resulting from our efforts to mitigate the impact of the coronavirus, may adversely affect our ability to provide our services and solutions.

Similarly, many of our suppliers, customers, distributors, and resellers have temporarily suspended or modified their business operations as a result of the coronavirus pandemic. We may experience disruptions to our supply chain, which could decrease our sales, earnings and liquidity or otherwise adversely affect our business and result in increased costs. In addition, our customers, distributors, and resellers may be limited in their abilities to make timely payments or they may seek to suspend or terminate existing agreements. A decrease in demand or pricing for our products could materially adversely affect our business, financial condition, and results of operations. In addition, the continued spread of the coronavirus has led to disruption and volatility in the worldwide credit and financial markets, which could limit our ability to obtain external financing and result in a higher rate of losses on our accounts receivables due to credit defaults, adversely affecting our liquidity.

If the coronavirus becomes more prevalent in the locations where our customers, suppliers, or we conduct business, we may experience more pronounced disruptions in our operations. If we are not able to respond to and manage the impact of such events effectively, our business and results of operations in future periods may be adversely affected. Moreover, the impacts of the coronavirus pandemic may exacerbate other pre-existing risks, such as global economic conditions, political, regulatory, social, financial, operational and cybersecurity, any of which could have a material adverse effect on our business.

We have not been profitable in recent years and may not achieve or maintain profitability in the future.

We have incurred significant net losses since 2013 and have an accumulated deficit of $176.2 million as of March 31, 2020. We are not certain whether or when we will obtain a high enough volume of sales of our products to sustain or increase our growth or achieve or maintain profitability in the future. We also expect our costs to increase in future periods, which would negatively impact our future operating results if our revenues do not increase. In particular, we expect to continue to expend substantial financial and other resources on:

•	research and development related to our solutions, including investments in our engineering and technical teams;

•	expansion of our sales and marketing efforts;

•	general and administrative expenses, including legal and accounting expenses related to being, a public company; and

•	continued expansion of our business.

These investments may not result in increased revenues or growth in our business. Additionally, we have recently and may continue to encounter unforeseen operating expenses, difficulties, complications, delays and other unknown factors that may result in losses in future periods. If we are unable to increase our revenues at a rate sufficient to offset the expected increase in our costs, our business, operating results and financial position may be harmed, and we may not be able to achieve or maintain profitability over the long term or continue as a going concern. Our consolidated financial statements account for the continuation of our business as a going concern. We are subject to the risks and uncertainties associated with the development and release of new products. Our principal sources of liquidity as of March 31, 2020 consist of existing cash and cash equivalents totaling $12.4 million, which includes the impact of approximately $36.8 million in proceeds from our initial public offering of common stock that closed in May 2019. During the three months ended March 31, 2020, approximately $1.0 million of cash was provided from operating activities. Due to these conditions, along with reductions in our current revenue run-rate, substantial doubt exists as to our ability to continue as a going concern. Our audited consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might be necessary should we be unable to continue as a going concern. If necessary, we will seek to raise additional capital from the sale of equity securities or the incurrence of indebtedness to allow us to continue operations. There can be no assurance that additional financing will be available to us on acceptable terms, or at all. Additionally, if we issue additional equity securities to raise funds, whether to existing investors or others, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of common stock. Additionally, we may be limited as to the amount of funds we can raise pursuant to SEC rules and the continued listing requirements of Nasdaq. If we cannot grow our revenue run-rate or raise needed funds, we might be forced to make additional reductions in our operating expenses, which could adversely affect our ability to implement our business plan and ultimately our viability as a Company.

We rely on our channel partners to generate a substantial majority of our revenues. If these channel partners fail to perform or if we cannot enter into agreements with channel partners on favorable terms, our operating results could be significantly harmed.

A substantial majority of our revenues are generated through sales by our channel partners, which are primarily wireless carriers who sell our phones through their sales channels. To the extent our channel partners are unsuccessful in selling or do not promote our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our business and operating results could be significantly harmed.

We enter into master sales arrangements with the majority of our channel partners (including channel partners contributing over 90% of our total revenues for the years ended December 31, 2019 and 2018) under which our partners purchase our products for distribution on a purchase order basis. While these arrangements are typically long term, they generally do not contain any firm purchase volume commitments, although a prior agreement with a key channel partner provided for a firm purchase volume commitment that extended through fiscal year 2018 into the first quarter of 2019. Following fulfillment of the firm purchase commitment, purchases from this key channel partner decreased due to sufficient inventory levels and it became more difficult to forecast business with this channel partner. As a result, unlike in those prior periods, our channel partners are not contractually obligated to purchase from us any minimum quantity of products. While our channel partners provide us with demand forecasts under these sales arrangements, we are generally required to satisfy any and all purchase orders delivered to us within specified delivery windows, with limited exceptions (such as orders significantly in excess of forecasts). If we are unable to efficiently manage our supply and satisfy purchase orders on a timely basis to our channel partners, we may be in breach of our sales arrangements and lose potential sales. Our sales arrangements also generally include technical performance standards for our mobile phones and accessories sold, which vary by channel partner. If a technical issue with any of our covered products exceeds certain preset failure thresholds for the relevant performance standard or standards, the channel partner typically has the right to cease selling the product, cancel open purchase orders and levy certain monetary penalties. If our products suffer technical issues or failures following sales to our channel partners, we may be subject to significant monetary impact and our channel partners may cease making purchase orders, which would significantly harm our business and results of operations. In addition, our channel partners retain sole discretion in which of their stocked products to offer their customers. While we may offer limited customer incentives, we generally have limited to no control over which products our channel partners decide to offer or promote, which directly impacts the number of products that our partners will purchase from us.

Our channel partners may be unsuccessful in marketing, selling and supporting our solutions. They may also market, sell and support solutions that are competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors’ products in lieu of our products, particularly for competitors who do a large volume business with the channel partner. For example, during the summer of 2019, we expected, based on input from our US wireless carrier channel partners, for such channel partners to subsidize our new products following launch, to place new releases in retail locations and to sign up push-to-talk customers to our new generation phones. In each of these cases, there were significant delays and changes in the rollout of these efforts, which negatively impacted demand for our products and thus our profitability. In the event there is not sufficient demand for our products, our channel partners may stop selling our products completely. While we employ a small direct sales force, our channel partners have significantly larger sales teams who are not contractually obligated to promote any of our devices and often have multiple competing devices in stock to offer their customers. In addition, downstream sales by our channel partners often succeed due to attractive device prices and monthly rate plans, which we do not control. In certain cases, we may promote our own devices through customer incentives, typically in exchange for retail price reductions or contributions of funds for marketing purposes; however, there can be no assurance that any such incentives would contribute to increased purchases of our products. Further, given the impact of attractive pricing on ultimate sales, we generally must offer increased promotional funding or price reductions for our more expensive products. This promotional funding or price reductions operate to reduce our margins and significantly impact our profitability.

New sales channel partners, as well as sales of new products being sold by existing channel partners, may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to their customers or violate laws or our corporate policies. Additionally, some of our master agreements with our wireless carrier customers contain most “favored nation”

clauses. These clauses typically provide that if we enter into an agreement with another wireless carrier or customer on more favorable terms, we must offer some of those terms to our existing wireless carrier customers. These provisions may obligate us to provide different, more favorable, terms to our existing wireless carrier customers, which could, if applied, result in lower revenues or otherwise adversely impact our business, financial condition and results of operations.

If we fail to effectively manage our existing or future sales channel partners, our channel partners fail to promote our products effectively, we are unable to meet our obligations under our sales arrangements or enter into future agreements with wireless carrier customers that have terms that are more favorable to the customer, our business and results of operations would be harmed.

We are in default under our credit facilities and as a result, B. Riley may accelerate amounts owed under such facilities and may foreclose upon the assets securing our obligations and our liquidity could be adversely impacted.

In October 2017, or the Effective Date, we entered into the B. Riley Convertible Note with B. Riley Principal Investments, LLC. To secure our performance of our obligations under the B. Riley Convertible Note, we granted B. Riley Principal Investments, LLC a subordinated security interest in all of our assets, including our intellectual property. As of March 31, 2020, we were in default under the B. Riley Convertible Note for a number of reasons, including the occurrence of a material adverse change and failure to provide notice of certain events. Upon the occurrence and during the continuance of an event of default under the B. Riley Convertible Note, B. Riley Principal Investments, LLC has the option, among other things, to accelerate the debt, which was in the amount of $10.3 million as of March 31, 2020, and foreclose upon the assets pledged as collateral, any of which could severely affect our liquidity and significantly harm our business. We intend to use a portion of the net proceeds from this offering to repay $4.0 million of the outstanding principal amount and accrued interest under the B. Riley Convertible Note, upon the closing of this offering. In addition, in connection with this offering, we have amended the B. Riley Convertible Note to provide for the conversion of the remaining principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note as of the closing of this offering, after giving effect to the B. Riley Repayment, into shares of common stock at the public offering price set forth on the cover page of this prospectus, which conversion will occur immediately following the closing of this offering and the B. Riley Repayment. If the transactions above with B. Riley Principal Investments, LLC do not occur in full, we will remain in default under the B. Riley Convertible Note following the closing of this offering, which may restrict our operations and harm our business and financial condition.

In the three months ended March 31, 2020 and 2019, approximately 70% and 74%, respectively, of our revenues, were derived from our top four customers. We expect our revenues to continue to be heavily concentrated among our top customers, and the loss of, or significant reduction in orders from, any of these customers could significantly reduce our revenues and adversely impact our operating results.

In 2018, three of the four largest U.S. wireless carriers, and the three largest Canadian wireless carriers, began stocking our entire next generation product portfolio following their certification of our products, resulting in significant revenue concentration among these carriers. In addition to the certification and stocking of our products by these wireless carriers, revenue increased among such wireless carriers as a result of increases in awareness of our brand among end users and end customers over the past several years, new product launches and an increased focus by carriers such as AT&T and Verizon on dedicated public safety networks, including FirstNet. We expect our revenues to remain heavily concentrated among our top wireless carriers, and we will be substantially dependent on these wireless carriers continuing to purchase and promote our products to their sales channels as well as customer demand for devices and services from these wireless carriers (factors over which we do not have any control). For example, we anticipate future sales to Sprint will cease at the end of the fourth quarter of 2020 as a result of the restructuring of Sprint following its acquisition by T-Mobile. As a result, our customer concentration has increased and may increase more in the future. The loss of one or more additional significant customers, or reduced demand or purchases from our current significant customers, would result in significant harm to our revenues and results of operations, and our growth could be limited.

Our business is difficult to evaluate because we have a limited operating history in our markets.

We have a limited operating history based on which you can evaluate our present business and future prospects. Because of this limited operating history, we face challenges in predicting our business and evaluating its prospects which creates uncertainty in our ability to implement our business plan successfully. For example, in the summer of 2019, we experienced reduced forecasts for our newly introduced products from our U.S. wireless carrier channel partners and, post-launch, delays in the rollout of our products, which had a negative impact on our business. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by newly public companies that have recently launched new products into a new market. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be significantly harmed.

We may not fully realize the expected benefits of our cost-saving initiatives.

Maintaining a low corporate cost structure is a key element of our current business strategy. Since November 2019, our management team has endeavored to reorganize the company into a leaner, lower cost organization focused on a path to growth and profitability. For example, we have taken steps to reduce our global headcount and have relocated our headquarters from San Mateo, California to Austin, Texas, a lower cost location. Our strategic restructuring may not result in anticipated savings or other economic benefits, could result in total costs and expenses that are greater than expected, could make it more difficult to attract and retain qualified personnel and may disrupt our operations, each of which could have a material adverse effect on our business. In addition, if we experience unanticipated inefficiencies caused by our reduced headcount, we may be unable to fully execute our new strategy.

We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

Our revenues have historically been in the industrial enterprise market, and we are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets. End customers in the public sector market may remain, for reasons outside our control, tied to LMR solutions or other competitive alternatives to our phones. Sales of our products to these buyers may also be delayed or limited by these competitive conditions. If our products are not widely accepted by buyers in those markets, we may not be able to expand sales of our products into new markets, and our business, results of operations and financial condition may be adversely impacted.

We participate in a competitive industry, which may become more competitive. Competitors with greater resources and significant experience in high-volume product manufacturing may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements.

We face significant competition in developing and selling our solutions. Our primary competitors in the non-rugged mobile device market include Apple Inc. and Samsung Electronics Co. Ltd. Our primary competitors in the rugged mobile device market include Bullitt Mobile Ltd., and Kyocera Corporation. We also face competition from large system integrators and manufacturers of private and public wireless network equipment and devices. Competitors in this space include Harris Corporation, JVC KENWOOD Corporation, Motorola Solutions, Inc., or MSI, and Tait International Limited. For the Data Capture and RFID portion of our product offerings, competitors include companies that provide a broad portfolio of barcode scanning products that are suitable for the majority of global market applications, such as Datalogic USA, Inc., Honeywell International Inc., Panasonic Corporation and Zebra Technologies Corporation.

We cannot assure we will be able to compete successfully against current or future competitors. Increased competition in mobile computing platforms, data capture products, or related accessories and software developments may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Most of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources and experience than we do. In addition, because of the higher volume of components that many of our competitors purchase from their suppliers, they are able to keep their supply costs relatively low and, as a result, may be able to recognize higher margins on their product sales than we do. Many of our competitors may also have existing relationships with the channel partners who we use to sell our products, or with our potential customers. This competition may result in reduced prices, reduced margins and longer sales cycles for our products. Our competitors may also be able to respond to new or emerging technologies and changes more quickly and cost-effectively in customer requirements. The combination of brand strength, extensive distribution channels and financial resources of the larger vendors could cause us to lose market share and could reduce our margins on our products. If any of our larger competitors were to commit greater technical, sales, marketing and other resources to our markets, our ability to compete would be adversely impacted. If we are unable to successfully compete with our competitors, our sales would suffer and as a result our financial condition will be adversely impacted.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation, which would adversely impact our business.

Complex software, components and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. For example, in 2018, we recalled one batch of our XP8 devices from two wireless carriers due to manufacturing defects. In addition, in the summer of 2019, we experienced technical challenges related to our XP8 smartphone and other general non-systemic, accessory-related issues in our feature phones, which cumulatively resulted in lost sales momentum and diverted resources away from launching new carrier customers. Defects in our products may result in a loss of sales, delay in market acceptance and injury to our reputation and increased warranty costs.

Additionally, our software may contain undetected errors, defects or bugs. We have recently detected software bugs, which impacted overall sales, commencing in the third quarter of 2019. It is possible that additional errors, defects or bugs will be found in our existing or future software products and related services with the potential for delays in, or loss of market acceptance of, our products and services, diversion of our resources, injury to our reputation, increased service and warranty expenses, and payment of damages.

Further, errors, defects or bugs in our solutions could be exploited by hackers or could otherwise result in an actual or perceived breach of our information systems. Alleviating any of these problems could require significant expense and could cause interruptions, delays or cessation of our product licensing, which would reduce demand for our products and result in a loss of sales, delay in market acceptance and injure our reputation and could adversely impact our business, results of operations and financial condition.

If our business does not grow as we expect, or if we fail to manage our growth effectively or if our cost cutting measures are not sufficient our operating results and business would suffer.

Our ability to successfully grow our business depends on a number of factors including our ability to:

•	implement cost-saving initiatives;

•	operate efficiently with a reduced workforce;

•	accelerate the adoption of our solutions by new end customers;

•	expand into new vertical markets;

•	develop and deliver new products and services;

•	increase awareness of the benefits that our solutions offer;

•	expand our international footprint, and

•	become more cost effective and scalable utilizing contract manufacturing.

As usage of our solutions grows, we will need to continue to make investments to develop and implement new or updated solutions, technologies, security features and cloud-based infrastructure operations. In addition, we will need to appropriately scale our internal business systems and our services organization, including the suppliers of our detection equipment and customer support services, to serve our growing customer base. Any failure of, or delay in, these efforts could impair the performance of our solutions and reduce customer satisfaction.

Further, our growth could increase quickly and place a strain on our managerial, operational, financial and other resources, and our future operating results depend to a large extent on our ability to successfully manage our anticipated expansion and growth. To manage our growth successfully, we will need to continue to invest in sales and marketing, research and development, and general and administrative functions and other areas. We are likely to recognize the costs associated with these investments earlier than receiving some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect, which could adversely impact our operating results.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions or upgrades to our existing solutions, satisfy customer requirements, maintain the quality and security of our solutions or execute on our business plan, any of which could harm our business, operating results and financial condition.

We are required to undergo a lengthy customization and certification process for each wireless carrier customer, which increases our operating expenses, and failure to obtain such certification would adversely impact our results of operations and financial condition.

Each wireless carrier requires each of our devices to complete a thorough technical acceptance process before it can be stocked and sold. Such acceptance processes impose rigorous and complex requirements on our devices, which result in a lengthy testing and certification process, during which we incur substantial operating expenses related to the wireless carrier’s technical acceptance of our devices. The acceptance processes and related costs to us vary across carrier customers depending on carrier size and level of customization required. Generally, the certification process commences within one to three months of product concept development. During this development stage, certain carriers provide a technology roadmap and target demographics, allowing us to define product specifications to meet carrier goals, while other carriers provide defined specifications and preferred price points. Once we receive approval of a product concept by the carrier, we and the carrier advance the product to the development stage. When the product is close to becoming a functioning model, we commence internal quality assurance processes and field testing, which may include third -party lab testing, in-market field testing and interoperability testing. Finally, as the last step in the testing phase, the wireless carrier typically conducts testing itself, following which the product may be certified and stocked. The entire process can last from six to 18 months depending on the particular wireless carrier and type of device. Any delay in the acceptance process or failure to satisfy the device certification requirements would affect our ability to bring products to market and adversely impacts our results of operations and financial condition.

If we fail to adequately forecast demand for our inventory and supply needs, we could incur additional costs or experience manufacturing delays, which could reduce our gross margin or cause us to delay or even lose sales.

Because our production volumes are generally based on a forecast of channel partner demand rather than firm purchase commitments from our major customers, with the exception of one key channel partner through fiscal year 2018 into the first quarter of 2019, our forecasts have been, and there is a risk that our forecasts could be in the future, inaccurate and there is a risk that we will be unable to sell our products at the volumes and prices we expect, which may result in excess inventory. In addition, our forecast for 2020, do not initially include the impact of the COVID-19 pandemic on our channel partners’ business or the demand impact the pandemic may have on their customers’ demand. We provide, and will continue to provide, forecasts of our demand to our third-party suppliers prior to the scheduled delivery of products to our channel partners. While we have provided updated forecasts that incorporate our estimates regarding the impact of the COVID-19 pandemic, the dynamic nature of the virus spread and containment efforts make it difficult to reasonably estimate the impact of COVID-19 on the company’s business operations, including the duration and impact on overall customer demand at this time. If we overestimate our requirements, our contract manufacturers may have excess component inventory, which could increase our costs. If we underestimate our requirements, our contract manufacturers may have inadequate component inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues, lost sales, or we could incur unplanned overtime costs to meet our requirements, resulting in significant cost increases. For example, certain materials and components used to manufacture our products may reach end of life during any of our product’s life cycles, following which suppliers no longer provide such expired materials and components. This would require us to either source and qualify an alternative component, which could require a re-certification of the device by the wireless carriers and/or regulatory agencies, or forecast product demand for a final purchase of such materials and components that may reach end of life to ensure that we have sufficient product inventory through a product’s life cycle. If we overestimate forecasted demand, we will hold excess end-of-life materials and components resulting in increased costs. If we underestimate forecasted demand, we could experience delays in shipments and loss of revenues.

In addition, if we underestimate our requirements and the applicable supplier becomes insolvent or is no longer able to timely supply our needs in a cost-efficient manner or at all, we may be required to acquire components, which may need to be customized for our products, from alternative suppliers, including at significantly higher costs. For example, in 2018, one of our suppliers became insolvent and ceased all production, requiring us to seek alternative supply of complex components in a very short time frame. If we cannot source alternative suppliers and/or alternative components, we may suffer delays in shipments or lost sales. Similarly, credit constraints at our suppliers could require us to accelerate payment of our accounts payable, impacting our cash flow. Further, lead times for materials and components that we order vary significantly and depend on factors such as the specific supplier, contract terms, customization needed for any particular component and demand for each component at a given time. Any such failure to accurately forecast demand and manufacturing and supply requirements, and any need to obtain alternative supply sources, could materially harm our business, results of operations and financial condition.

We may not be able to continue to develop solutions to address user needs effectively in an industry characterized by ongoing change and rapid technological advances.

To be successful, we must adapt to rapidly changing technological and application needs by continually improving our products, as well as introducing new products and services, to address user demands.

Our industry is characterized by:

•	evolving industry standards;

•	frequent new product and service introductions;

•	evolving distribution channels;

•	increasing demand for customized product and software solutions;

•	rapid competitive developments; and

•	changing customer demands.

Future success will depend on our ability to adapt in this evolving environment effectively and economically. We could incur substantial costs as we modify our business to adapt to these changes and may even be unable to adapt to these changes. For example, we intend to develop a rugged platform based on next generation micro-processors and enabled for 5G voice and data communications. Our inability to develop devices that are compliant with these evolving standards and capabilities, on a cost-efficient basis or at all, may decrease customer demand for our products and could have a negative impact on our business, financial condition and results of operations.

The markets for our devices and related accessories may not develop as quickly as we expect or may not develop at all.

Our future success is substantially dependent upon continued adoption of devices and related accessories in the industrial enterprise and public sector markets, including the transition from LMR and PTT, to smartphone and LTE networks. These market developments and transitions may take longer than we expect or may not occur at all and may not be as widespread as we expect. If the market does not develop as we expect, our business, operating results and financial condition would be significantly harmed.

Our dependence on third-party suppliers for key components of our products could delay shipment of our products and reduce our sales.

We depend on certain suppliers for the delivery of components used in the assembly of our products, including machined parts, injection molded plastic parts, printed circuit boards and other miscellaneous custom parts for our products. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components and reduced control over pricing and timing of delivery of components. In particular, we have little to no control over the prices at which our suppliers sell materials and components to us. Certain supplies of our components are available only from a single source or limited sources and we may not be able to diversify suppliers in a timely manner. We have experienced shortages in the past that have negatively impacted our results of operations and may experience such shortages in the future. For example, in 2018, we experienced a shortage in supply of a camera part from one of our suppliers for our XP8 phone, which resulted in delays in delivery of completed XP8 phones to certain of our channel partners.

We also do not have long-term supply agreements with any of our suppliers. Our current contracts with certain suppliers may be canceled or not extended by such suppliers and, therefore, do not afford us with sufficient protection against a reduction or interruption in supplies. Moreover, in the event any of these suppliers breach their contracts with us, our legal remedies associated with such a breach may be insufficient to compensate us for any damages we may suffer.

Any interruption of supply for any material components of our products for any reason, including but not limited to a global or local health crises, or inability to obtain required components from our third-party suppliers, could significantly delay the production and shipment of our products and harm our revenues, profitability and financial condition.

Our future success is dependent on our ability to create independent brand awareness for our company and products with end customers, and our inability to achieve such brand awareness could limit our prospects.

We depend on a small number of wireless carriers to distribute our products. While we intend to accelerate direct marketing and end-customer brand awareness initiatives in the future, our sales and marketing efforts have historically been predominantly focused on channel partners. As such, our operating expenses related to end-customer marketing efforts have historically been very small, representing less than 1.0% of our total sales and marketing expenses during years ended December 31, 2019 and 2018. To increase end-customer brand awareness, we intend to develop sales tools for key verticals within are target markets, increase usage of social media and expand product training efforts, among other things. As a result, we expect our sales and marketing expenses to increase in the future, primarily from increased sales personnel expenses, which will require us to cost-efficiently ramp up our sales and marketing capabilities and effectively target end customers. However, there can be no assurance that we will successfully increase our brand awareness or do so in a cost-efficient manner while maintaining market share within our existing sales channels. Our failure to establish stand-alone brand awareness with end customers of our products would leave us vulnerable to competitors and have an adverse impact on our prospects. If we are unable to significantly increase the awareness of our brand and solutions with end customers in a cost-efficient manner, we will remain significantly dependent on our channel partners for sales of our products and would adversely impact our ability to grow our business.

We are dependent on the continued services and performance of a concentrated group of senior management and other key personnel, the loss of any of whom could adversely impact our business.

Our future success depends in large part on the continued contributions of a concentrated group of senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our solutions and our strategic direction. We also depend on the contributions of key technical personnel.

In the second half of 2019, and the first quarter of 2020, we implemented significant senior management changes resulting in a newly appointed Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer and Executive Vice President of Sales. During this period of transition, there may be operational inefficiencies as the new members of the senior management team become familiar with our business and operations, and there can be no guarantee that the transition of operational responsibilities will be successful. Leadership transitions can be difficult to manage and may cause uncertainty, a disruption to our business or increase the likelihood of turnover in key officers and employees. Competition for qualified personnel remains intense. Also, the uncertainty inherent in our senior management transitions could lead to concerns from current and potential customers, suppliers and other third parties with whom the company does business, any of which could have a material adverse impact on our operations.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

The mobile device market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive mobile device, our solutions must be capable of operating in an increasingly complex network environment. As new wireless phones are introduced and standards in the mobile device market evolve, we may be required to modify our phones and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new devices and services that compete with ours, we may be required to reposition our solutions or introduce new phones and solutions in response to such competitive pressure. We may not be successful in modifying our current phones or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be significantly harmed.

If dedicated public safety LTE networks are not deployed at the rate we anticipate or at all, demand for our solutions may not grow as expected.

A key part of our strategy is to further expand the use of our solutions over dedicated LTE networks in the public safety market. If the deployment of dedicated LTE networks is delayed or such networks are not adopted at the rate we anticipate, demand for our solutions may not develop as we anticipate, which would have a negative effect on our revenues.

If we are unable to sell our solutions into new markets, our revenues may not grow.

Any new market into which we attempt to sell our solutions may not be receptive. Our ability to penetrate new markets depends on the quality of our solutions, the continued adoption of our public safety solution by first responders, the perceived value of our solutions as a risk management tool and our ability to design our solutions to meet the demands of our customers. If the markets for our solutions do not develop as we expect, our revenues may not grow.

Our ability to successfully face these challenges depends on several factors, including increasing the awareness of our solutions and their benefits, the effectiveness of our marketing programs, the costs of our solutions, our ability to attract, retain and effectively train sales and marketing personnel, and our ability to develop relationships with wireless carriers and other partners. If we are unsuccessful in developing and marketing our solutions into new markets, new markets for our solutions might not develop or might develop more slowly than we expect, either of which would harm our revenues and growth prospects.

We have recently reduced the size of our organization and we may encounter difficulties in managing our business as a result of this reduction, or the attrition that may occur following this reduction, which could disrupt our operations. In addition, we may not achieve anticipated benefits and savings from the reduction.

Since November 2019, we have reduced our global headcount from approximately 700 employees at year-end 2018 to approximately 500 employees as of December 31, 2019. In addition, we executed an additional reduction in force of approximately 10% of our US employees in February 2020. We took these actions in an effort to reorganize the company into a leaner, lower cost organization focused on a path to growth and profitability. These reductions in force, and the attrition that may occur following these reductions, will result in the loss of institutional knowledge and expertise and the reallocation and combination of certain roles and responsibilities across the organization, all of which could adversely affect our operations. These restructuring and additional measures we might take to reduce costs could divert management attention, yield attrition beyond our intended reduction in force, reduce employee morale, or cause us to delay, limit, reduce or eliminate certain product development plans, each of which could have an adverse impact on our business, operating results and financial condition.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely impacted.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these companies may offer compensation and benefit packages that may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. In addition, the news of our recent cost reduction action, may make it more difficult to recruit new employees or retain existing employees. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements on a timely basis or at all, our business will be adversely impacted.

Volatility or lack of positive performance in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or, conversely, if the exercise prices of the options that they hold are significantly above the market price of our common stock. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely impacted.

Our existing IT systems may not be adequate to manage our growth, and our implementation of updated IT systems could result in significant disruptions to our operations.

Our existing IT systems may be inadequate to manage our growth, and we are planning to implement various upgrades to our enterprise resource planning, or ERP, systems, as well as other complementary IT systems, over the next several years. Implementation of these solutions and systems is highly dependent on coordination of numerous software and system providers and internal business teams. The interdependence of these solutions and systems is a significant risk to the successful completion of the initiatives and the failure of any one system could have a significant adverse impact on the implementation of our overall IT infrastructure. We may experience difficulties as we transition to these new or upgraded systems and processes, including loss or corruption of data, delayed shipments, decreases in productivity as our personnel and third-party providers implement and become familiar with new systems, increased costs and lost revenues.

In addition, transitioning to these new systems requires significant capital investments and personnel resources. Difficulties in implementing new or upgraded information systems or significant system failures could disrupt our operations and have a significant adverse impact on our capital resources, financial condition, results of operations or cash flows. Implementation of this new IT infrastructure could have a significant impact on our business processes and information systems across a significant portion of our operations. As a result, we will be undergoing significant changes in our operational processes and internal controls as our implementation progresses, which in turn will require significant change management, including recruiting and training of qualified personnel. If we are unable to successfully manage these changes as we implement these systems, including harmonizing our systems, data, processes and reporting analytics, our ability to conduct, manage and control routine business functions could be negatively affected and significant disruptions to our business could occur. In addition, we could incur material unanticipated expenses, including additional costs of implementation or costs of conducting business. These risks could result in significant business disruptions or divert management’s attention from key strategic initiatives and have a significant adverse impact on our capital resources, financial condition and results of operations.

The application development ecosystem supporting our devices and related accessories is new and evolving.

The application development ecosystem supporting our devices and related accessories is new and evolving. Specifically, the number of application developers in the ecosystem supporting our devices and accessories is small. If the market or the application development ecosystem does not develop, timely or at all, demand for our products may be limited, and our business and results of operations will be significantly harmed.

The impact of potential changes in customs, tariffs, and trade policies in the United States and the potential corresponding actions by other countries, including recent trade initiatives announced by the U.S. presidential administration against China, in which we do business could adversely impact our financial performance.

The U.S. government has made proposals from time to time that are intended to address trade imbalances, which include encouraging increased production in the United States. These proposals could result in increased customs duties and tariffs, and the renegotiation of some U.S. trade agreements. We import a significant percentage of our products into the United States, and an increase in customs duties and tariffs with respect to these imports could negatively impact our financial performance. The implementation of customs duties and tariffs may cause U.S. trading partners to take actions with respect to U.S. imports or U.S. investment activities in their respective countries. Any potential changes in trade policies in the United States and the potential corresponding actions by other countries in which we do business could adversely impact our financial performance. Given the level of uncertainty over which provisions will be enacted, we cannot predict with certainty the impact of the proposals.

For example, in 2018 and 2019, the U.S. presidential administration and Chinese government imposed significant tariffs on exports between the two countries. This ongoing policy dispute between China and the

United States could have significant impact on the industries in which we participate, directly and indirectly, and no assurance can be given that any individual customer or significant groups of companies or a particular industry, will not be adversely impacted by any governmental actions taken by either China or the United States. In addition, we manufacture our mobile phones at our facility in Shenzhen, China, which could result in significant additional costs to us when shipping our products to various customers in the United States. It is not possible to predict with any certainty the outcome of future trade negotiations between the United States and China, and any prolonged or increased tariffs on imports from China to the United States would adversely impact our business, results of operations and financial condition.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Most of our employee base and operations are located outside the United States, primarily in China and India. Most of our software development, third-party contract manufacturing, and product assembly operations are conducted outside the United States.

Risks associated with operations outside the United States include:

•	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

•	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

•	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

•	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

•	violations of privacy and data security laws could result in large fines and penalties;

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tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations;

•	adverse changes in, or uncertainty of, local business laws or practices, including the following:

•	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

•	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

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political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

•	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

•	staffing may be difficult along with higher turnover at international operations;

•	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

•	transportation delays and customs related delays that may affect production and distribution of our products; and

•	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

A security breach or other significant disruption of our IT systems or those of our partners, suppliers or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

All IT systems are potentially vulnerable to damage, unauthorized access or interruption from a variety of sources, including but not limited to, cyberattacks, cyber intrusions, computer viruses, security breaches, energy blackouts, natural disasters, terrorism, sabotage, war, insider trading and telecommunication failures. A cyberattack or other significant disruption involving our IT systems or those of our outsource partners, suppliers or manufacturers could result in the unauthorized release of proprietary, confidential or sensitive information of ours or result in virus and malware installation on our devices. Such unauthorized access to, or release of, this information or other security breaches could: (i) allow others to unfairly compete with us, (ii) compromise safety or security, (iii) subject us to claims for breach of contract, tort, and other civil claims, and (iv) damage our reputation. Any or all of the foregoing could have a negative impact on our business, financial condition and results of operations.

Further, any terrorist attacks, material disruption to our information technology systems or any data security breaches, including due to cyber-attacks, could hinder or delay the development and sale or performance of our products or otherwise adverse affect us. Such significant disruptions of our, our third party vendors’ and/or business partners’ information technology systems or data security breaches, including in our remote work environment as a result of COVID-19, could adversely affect our business operations and/or result in the loss, misappropriation, and/or unauthorized access, use or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property, proprietary business information and personal information), and could result in financial, legal, business and reputational harm to us. Any such event that leads to unauthorized access, use or disclosure of personal information, including personal information regarding our customers, could harm our reputation, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, require us to verify the correctness of database contents and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could disrupt our business, result in increased costs or loss of revenue, and/or result in legal and financial exposure. In addition, security breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may further harm us. Moreover, the prevalent use of mobile devices to access confidential information increases the risk of security breaches. While we have implemented security measures to protect our information technology systems and infrastructure, there can be no assurance that such measures will prevent service interruptions or security breaches that could adversely affect our business. In addition, failure to maintain effective internal accounting controls related to security breaches and cybersecurity in general could impact our ability to produce timely and accurate financial statements and subject us to regulatory scrutiny.

We experience lengthy sales cycles for our products and the delay of an expected large order could result in a significant unexpected revenue shortfall.

The purchase of our products is often an enterprise-wide decision for prospective customers, which requires us to engage in sales efforts over an extended period of time and provide a significant level of education to prospective customers regarding the uses and benefits of such devices. Prospective customers, especially the wireless carriers that sell our products, often undertake a prolonged evaluation process that may take from several months to several years in certain cases. Consequently, if our forecasted sales from a specific customer are not realized, we may not be able to generate revenues from alternative sources in time to compensate for the shortfall. The loss or delay of an expected large order could also result in a significant unexpected revenue shortfall. Moreover, to the extent we enter into and deliver our products pursuant to significant contracts earlier than we expected, our operating results for subsequent periods may fall below expectations. We may spend substantial time, effort and money on our sales and marketing efforts without any assurance that our efforts will produce any sales. If we are unable to succeed in closing sales with new and existing customers, our business, operating results and financial condition will be harmed.

We may require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

We have a limited history of high-volume commercial production of our devices, and we may face manufacturing capacity constraints.

We have limited history and experience in high-volume commercial production of our devices. For example, we launched our first high-volume products in March 2018. Because of this limited production history, we face challenges in predicting our business and evaluating its prospects, which may result in breakdowns of our ability to timely supply our devices to our customers. Moreover, we face manufacturing capacity constraints that present further risks to our business. If overall demand of our devices increases in the future, we will need to expand our manufacturing capacity in a cost-efficient manner. Failing to meet customer demand due to our failure to successfully address these risks and challenges could adversely impact our reputation and future sales, which would significantly harm our business, results of operations and financial condition.

Our ability to use our net operating losses to offset future taxable income will be subject to certain limitations.

As of December 31, 2019, we had U.S. federal and state net operating loss carryforwards, or NOLs, of $42.4 million and $11.5 million, respectively, due to prior period losses, a portion of which expire in various years beginning in 2034 and 2032, respectively, if not utilized. In general, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities. Under the Tax Cuts and Jobs Act, or the Tax Act, the amount of post 2017 NOLs that we are permitted to deduct from U.S. federal income taxes in any taxable year is limited to 80% of our taxable income in such year, where taxable income is determined without regard to the NOL deduction itself. The Tax Act generally eliminates the ability to carry back any NOL to prior taxable years, while allowing post 2017 unused NOLs to be carried forward indefinitely without expiration. Additionally, state NOLs generated in one state cannot be used to offset income generated in another state. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs, whether or not we attain profitability.

We are involved in securities-related legal actions that are expensive and time consuming, and, if resolved adversely, could result in significant legal expenses and settlement or damage awards.

We and certain of our current and former officers and directors are currently and may in the future become subject to claims and litigation by our stockholders alleging violations of securities laws or other related claims which could harm our business, divert management attention, and require us to incur significant costs. For example, following our initial public offering in May 2019, four class action lawsuits were filed against us, as described in Item 1, Legal Proceedings in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus. Each lawsuit is purportedly brought on behalf of a putative class of all persons who purchased shares of our common stock registered in the IPO, and seeks, among other things, compensatory damages and attorneys’ fees and costs on behalf of the putative class.

We are generally required, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. We also have certain contractual obligations to the underwriters regarding the pending shareholder lawsuits, and we could have such contractual indemnification obligations to underwriters in future lawsuits. While a certain amount of insurance coverage may be available for expenses or losses associated with these lawsuits, this coverage is subject to deductibles and may not otherwise prove to be sufficient. Based on information currently available, we are unable to reasonably estimate a possible loss or range of possible loss, if any, with regards to these lawsuits; therefore, no litigation reserve has been recorded in the accompanying condensed consolidated financial statements. Although we plan to defend against these lawsuits vigorously, there can be no assurances that a favorable final outcome will be obtained. These lawsuits or future litigation may require significant attention from management and could result in significant legal expenses, settlement costs, or damage awards that could have a material impact on our financial position, results of operations, and cash flows.

The unfavorable outcome of any future litigation, arbitration or administrative action could have a significant adverse impact on our financial condition or results of operations.

From time to time we are a party to litigation, arbitration, or administrative actions. For example, in September and October 2019, four putative class action lawsuits were filed against us, and, in March 2020, we received a voluntary document request from the Securities and Exchange Commission with which we are complying. Additionally, our business may bring us into conflict with third parties with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. Our financial results and reputation could be negatively impacted by unfavorable outcomes to any future litigation or administrative actions, including those related to the Foreign Corrupt Practices Act, the U.K. Bribery Act, or other anti-corruption laws. Monitoring, initiating and defending against legal actions is time-consuming for our management, likely to be expensive and may detract from our ability to fully focus our internal resources on our business activities. In addition, despite the availability of insurance, we may incur substantial legal fees and costs in connection with litigation. Lawsuits are subject to inherent uncertainties, and defense and disposition costs depend upon many unknown factors. Lawsuits could result in judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise negatively affect our legal or contractual rights, which could have a significant adverse effect on our business. In addition, the inherent uncertainty of such litigation could lead to increased volatility in our stock price and a decrease in the value of our stockholders’ investment in our common stock. There can be no assurances as to the favorable outcome of any litigation or administrative proceedings. In addition, it can be very costly to defend litigation or administrative proceedings and these costs could negatively impact our financial results.

The nature of our business may result in undesirable press coverage or other negative publicity, which would adversely impact our brand identity, future sales and results of operations.

Our solutions are used to assist law enforcement and other public safety personnel in situations involving public safety. The incidents in which our solutions are deployed may involve injury, loss of life and other negative outcomes, and such events are likely to receive negative publicity. Such negative publicity could have an adverse impact on new sales or renewals or expansions of coverage areas by existing customers, which would adversely impact our financial results and business.

Changes in the availability of federal funding to support local public safety or other public sector efforts could impact our opportunities with public sector end customers.

Many of our public sector end customers rely to some extent on funds from the U.S. federal government in order to purchase and pay for our solutions. Any reduction in federal funding for local public safety or other public sector efforts could result in our end customers having less access to funds required to continue, renew, expand or pay for our solutions. For example, changes in policies with respect to “sanctuary cities” may result in a reduction in federal funds available to our current or potential end customers. Additionally, the last U.S. government partial shutdown, and any future U.S. government shutdowns, could result in delayed public safety spending or re-allocation of funding into other areas of public safety. If federal funding is reduced or eliminated and our end customers cannot find alternative sources of funding to purchase our solutions, our business will be harmed.

Economic uncertainties or downturns, or political changes, could limit the availability of funds available to our customers and potential customers, which could significantly adversely impact our business.

Current or future economic uncertainties or downturns could adversely impact our business and operating results. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, infectious disease outbreaks, and warfare and terrorist attacks in North America, Europe, the Asia Pacific region or elsewhere, could cause a decrease in funds available to our customers and potential customers and negatively affect the growth rate of our business.

These economic conditions may make it extremely difficult for our customers and us to forecast and plan future budgetary decisions or business activities accurately, and they could cause our customers to reevaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or as a result of political changes, our customers may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely impact our financial results.

We cannot predict the timing, magnitude or duration of any economic slowdown, instability or recovery, generally or within any particular industry, or the impact of political changes. If the economic conditions of the general economy or industries in which we operate worsen from present levels, or if recent political changes result in less funding being available to purchase our solutions, our business, operating results and financial condition could be adversely impacted.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations.

Our business and operating results could be adversely impacted by the effects of epidemics, including but not limited to the coronavirus that has been reported to have surfaced in Wuhan, China in December 2019 and has since spread to most other parts of the world, including the United States and Canada, our principal markets. We are closely monitoring the impact of COVID-19 global outbreak. While we believe our recent restructuring efforts will enable us to improve our supply chain and better address the global economic events related to the COVID-19 virus, there remains significant uncertainty related to the public health situation globally.

Our results of operations could be adversely affected to the extent that such coronavirus or any other epidemic generally harms the global economy. In addition, our customers and/or suppliers may be adversely impacted as a result of a health epidemic or other outbreak, which may materially and adversely affect our business, financial condition and results of operations. Further, our operation may experience disruptions, such as temporary closure of our offices and/or those of our customers or suppliers and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws. Non-compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international presence, we may engage with distributors and third-party intermediaries to market our solutions and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities.

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC. OFAC rules prohibit U.S. persons from engaging in, or facilitating a foreign person’s engagement in, transactions with or relating to the prohibited individual, entity or country, and require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Canada and the United Kingdom, also maintain economic and financial sanctions regimes.

Some of our solutions, including software updates and third-party accessories, may be subject to U.S. export control laws, including the Export Administration Regulations; however, the vast majority of our products are non-U.S.-origin items, developed and manufactured outside of the United States, and therefore not subject to these laws. For third-party accessories, we rely on manufactures to supply the appropriate export control classification numbers that determine our obligations under these laws.

We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. In addition, a significant portion of our research and development expenditure takes place in China and India. Fluctuations in the currency values of those countries could negatively impact our operating expenses.

We are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations.

Our operations and the products we manufacture and/or sell are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations. Compliance with such existing or future laws and regulations could subject us to future costs or liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities, restrict what solutions we can offer and generally impact our financial performance. Our products are designed for use in potentially explosive or hazardous environments. If our product design fails for any reason in such environments, we may be subject to product liabilities and future costs. In addition, some of these laws are environmental and relate to the use, disposal, remediation, emission, discharge of and exposure to hazardous substances. These laws often impose liability and can require parties to fund remedial studies or actions regardless of fault. Environmental laws have tended to become more stringent over time and any new obligations under these laws could have a negative impact on our operations or financial performance.

Laws focused on the energy efficiency of electronic products and accessories, recycling of both electronic products and packaging, reducing or eliminating certain hazardous substances in electronic products, and the transportation of batteries continue to expand significantly. Laws pertaining to accessibility features of electronic products, standardization of connectors and power supplies, the transportation of lithium-ion batteries, and other aspects are also proliferating. There are also demanding and rapidly changing laws around the globe related to issues such as product safety, radio interference, radio frequency radiation exposure, medical related functionality, and consumer and social mandates pertaining to use of wireless or electronic equipment. These laws, and changes to these laws, could have a substantial impact on whether we can offer certain products, solutions, and services, and on what capabilities and characteristics our products or services can or must include.

These laws and regulations impact our products and could negatively impact our ability to manufacture and sell products competitively. In addition, we anticipate that we will see increased demand to meet voluntary criteria related to reduction or elimination of certain constituents from products, increasing energy efficiency and providing additional accessibility.

Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business.

Our business depends on our ability to sell devices that use telecommunication bandwidth allocated to licensed and unlicensed wireless services, and that use of that bandwidth is subject to laws and regulations that are subject to change over time. Changes in the permitted uses of telecommunication bandwidth, reallocation of such bandwidth to different uses, and new or increased regulation of the capabilities, manufacture, importation, and use of devices that depend on such bandwidth could increase our costs, require costly modifications to our products before they are sold, or limit our ability to sell those products in to our target markets. In addition, we are subject to regulatory requirements for certification and testing of our products before they can be marketed or sold. Those requirements may be onerous and expensive. Changes to those requirements could result in significant additional costs and could adversely impact our ability to bring new products to market in a timely fashion.

Failure of our suppliers, subcontractors, distributors, resellers, and representatives to use acceptable legal or ethical business practices, or to fail for any other reason, could negatively impact our business.

We do not control the labor and other business practices of our suppliers, subcontractors, distributors, resellers and third-party sales representatives, or TPSRs, and cannot provide assurance that they will operate in compliance with applicable rules, and regulations regarding working conditions, employment practices, environmental compliance, anti-corruption, and trademark a copyright and patent licensing. If one of our suppliers, subcontractors, distributors, resellers, or TPSRs violates labor or other laws or implements labor or other business practices that are regarded as unethical, the shipment of finished products to us could be interrupted, orders could be canceled, relationships could be terminated, and our reputation could be damaged. If one of our suppliers or subcontractors fails to procure the necessary license rights to trademarks, copyrights or patents, legal action could be taken against us that could impact the sale-ability of our products and expose us to financial obligations to a third party. Any of these events could have a negative impact on our sales and results of operations.

Moreover, any failure of our suppliers, subcontractors, distributors, resellers and TPSRs, for any reason, including bankruptcy or other business disruption, could disrupt our supply or distribution efforts and could have a negative impact on our sales and results of operations.

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our operating results and financial condition.

Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. For example, our corporate headquarters is located in the San Francisco Bay Area, a region known for seismic activity. Our facilities would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our operations could negatively impact our business and operating results and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a significant adverse impact on our business, operating results and financial condition. In addition, the facilities of significant vendors may be harmed or rendered inoperable by such natural or man-made disasters, which may cause disruptions, difficulties or significant adverse impact on our business.

We are subject to a wide range of privacy and data security laws, regulations and other legal obligations.

Personal privacy and information security are significant issues in the United States and the other jurisdictions in which we operate or make our products and applications available. The legislative and regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, including the U.S. Federal Trade Commission, or FTC, and various state, local and foreign agencies. We may collect personally identifiable information, or PII, and other data from our customers. We use this information to provide services to our customers and to support, expand and improve our business. We may also share customers’ PII with third parties as allowed by applicable law and agreements and authorized by the customer or as described in our privacy policy.

The U.S. federal and various state and foreign governments have adopted or proposed limitations on the collection, distribution, transfer, use and storage of PII. In the United States, the FTC and many state attorneys general are applying federal and state consumer protection laws as imposing standards for the online collection, use and dissemination of data. Many foreign countries and governmental bodies, including Canada, the European Union and other relevant jurisdictions, have laws and regulations concerning the collection and use of PII obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, Internet Protocol, or IP, addresses. Within the European Union, legislators have adopted the General Data Protection Regulation, or GDPR, effective May 2018 which may impose additional obligations and risk upon our business, and which may increase substantially the penalties to which we could be subject in the event of any non-compliance. We may incur substantial expense in complying with the obligations imposed by the governments of the foreign jurisdictions in which we do business or seek to do business and we may be required to make significant changes in our business operations, all of which may adversely impact our revenues and our business overall.

Although we are working to comply with those federal, state, and foreign laws and regulations, industry standards, contractual obligations and other legal obligations that apply to us, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, our practices or the features of our products or applications. At state level, lawmakers continue to pass new laws concerning privacy and data security. Particularly notable in this regard is the California Consumer Privacy Act, or CCPA, which became effective on January 1, 2020. The CCPA introduced significant new disclosure obligations and provides California consumers with significant new privacy rights. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse impact on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely impact our business.

We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual obligations and other obligations may require us to incur additional costs and restrict our business operations. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII for certain purposes. In addition, a foreign government could require that any PII collected in a country not be disseminated outside of that country, and we are not currently equipped to comply with such a requirement.

We are exposed to risks associated with strategic transactions.

We may consider strategic acquisitions of and combinations with companies with complementary technologies or intellectual property in the future. Acquisitions hold special challenges in terms of successful integration of technologies, products, services and employees. We may not realize the anticipated benefits of these transactions or the benefits of any other acquisitions we have completed or may complete in the future, and we may not be able to incorporate any acquired services, products or technologies with our existing operations, or integrate personnel from the acquired or combined businesses, in which case our business could be harmed.

Acquisitions and other strategic transactions involve numerous risks, including:

•	problems integrating and divesting the operations, technologies, personnel, services or products over geographically disparate locations;

•	unanticipated costs, taxes, litigation and other contingent liabilities;

•

continued liability for discontinued businesses and pre-closing activities of divested businesses or certain post-closing liabilities which we may agree to assume as part of the transaction in which a particular business is divested;

•	adverse impacts on existing business relationships with suppliers and customers;

•	cannibalization of revenues as customers may seek multi-product discounts;

•	risks associated with entering into markets in which we have no, or limited, prior experience;

•	incurrence of significant restructuring charges if acquired products or technologies are unsuccessful;

•	significant diversion of management’s attention from our core business and diversion of key employees’ time and resources;

•	licensing, indemnity or other conflicts between existing businesses and acquired businesses;

•	inability to retain key customers, distributors, suppliers, vendors and other business relations of the acquired business; and

•	potential loss of our key employees or the key employees of an acquired organization or as a result of discontinued businesses.

Financing for future strategic transactions may not be available on favorable terms, or at all. If we identify an appropriate acquisition or combination candidate for any of our businesses, we may not be able to negotiate the terms of the transaction successfully, finance the transaction or integrate the applicable business, products, service offerings, technologies or employees. Future strategic transactions may not be well-received by the investment community, which may cause the value of our stock to fall. We cannot ensure that we will be able to identify or complete any acquisition, divestiture or discontinued business in the future. Further, the terms of our indebtedness constrain our ability to enter into and finance certain strategic transactions.

If we acquire businesses, new products, service offerings or technologies in the future, we may incur significant acquisition-related costs. In addition, we may be required to amortize significant amounts of finite-lived intangible assets and we may record significant amounts of goodwill or indefinite-lived intangible assets that would be subject to testing for impairment. We have in the past and may in the future be required to write off all or part of the intangible assets or goodwill associated with these investments that could harm our operating results. If we consummate one or more significant future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more significant future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our cash and investments. Acquisitions could also cause operating margins to fall depending on the businesses acquired.

Our strategic investments may involve joint development, joint marketing, or entry into new business ventures, or new technology licensing. Any joint development efforts may not result in the successful introduction of any new products or services by us or a third party, and any joint marketing efforts may not result in increased demand for our products or services. Further, any current or future strategic acquisitions and investments by us may not allow us to enter and compete effectively in new markets or enhance our business in our existing markets and we may have to impair the carrying amount of our investments.

We could be adversely impacted by changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines, and interpretations with regard to a wide range of matters that are relevant to our businesses, including, but not limited to, revenue recognition, asset impairment, inventories, customer rebates and other customer consideration, tax matters, and litigation and other contingent liabilities are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition. New accounting guidance may also require systems and other changes that could increase our operating costs and/or change our financial statements. For example, implementing future accounting guidance related to revenue, accounting for leases and other areas could require us to make significant changes to our accounting systems, impact existing debt agreements and result in adverse changes to our financial statements.

Risks Related to Our Intellectual Property

If we are unable to successfully protect our intellectual property, our competitive position may be harmed.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely on a combination of patents, patent applications, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We also enter, and plan to continue to enter, into confidentiality, invention assignment or license agreements with our employees, consultants and other parties with whom we contract, and control access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our intellectual property may be inadequate, and it is possible that some or all of our confidentiality agreements will not be honored, and certain contractual provisions may not be enforceable. Existing trade secret, trademark and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information which we regard as proprietary. Policing unauthorized use of our products is difficult, time consuming and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market. Furthermore, disputes can arise with our strategic partners, customers or others concerning the ownership of intellectual property.

Others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products.

In recent years, there has been a significant increase in litigation in the United States involving patents and other intellectual property rights, and because our products are comprised of complex technology, we are often involved in or impacted by assertions, including both requests to take licenses and litigation, regarding infringement of patent and other intellectual property rights of third parties. Third parties have asserted, and in the future may assert, intellectual property infringement claims against us and against our channel partners, end customers and suppliers. Many of these assertions are brought by non-practicing entities whose principal business model is to secure patent licensing revenues from product manufacturing companies. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Defending any such claims, with or without merit, including pursuant to indemnity obligations, could be time consuming, expensive, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be significantly harmed.

Our use of open source software could subject us to possible litigation or otherwise impair the development of our products.

A portion of our technologies incorporates open source software, including open source operating systems such as Android, and we expect to continue to incorporate open source software into our platform in the future. Few of the licenses applicable to open source software have been interpreted by courts, and their application to the open source software integrated into our proprietary technology platform may be uncertain. If we fail to comply with these licenses, then pursuant to the terms of these licenses, we may be subject to certain requirements, including requirements that we make available the source code for our software that incorporates the open source software. We cannot assure you that we have not incorporated open source software in our software in a manner that is inconsistent with the terms of the applicable licenses or our current policies and procedures. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could incur significant legal expenses defending against such allegations. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our technology platform.

With respect to open source operating systems, if third parties cease continued development of such operating systems or restrict our access to such operating system, our business and financial results could be adversely impacted. We are dependent on third parties’ continued development of operating systems, software application ecosystem infrastructures, and such third parties’ approval of our implementations of their operating and system and associated applications. If such parties cease to continue development or support of such operating systems or restrict our access to such operating systems, we would be required to change our strategy for our devices. As a result, our financial results could be negatively impacted because a resulting shift away from the operating systems we currently use, and the associated applications ecosystem could be costly and difficult.

Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition and results of operations.

From time to time, we are required to license technology from third parties to develop new products or product enhancements. For example, we have entered into worldwide intellectual property cross license agreements or other technology license agreements with a number of global technology companies in the mobile telecommunications market. Third-party licenses may not be available to us on commercially reasonable terms, or at all. If we fail to renew any intellectual property license agreements on commercially reasonable terms, or any such license agreements otherwise expire or terminate, we may not be able to use the patents and technologies of these third parties in our products, which are critical to our success. We cannot assure you that we will be able to effectively control the level of licensing and royalty fees paid to third parties, and significant increase in such fees could have a significant and adverse impact on our future profitability. Seeking alternative patents and technologies may be difficult and time-consuming, and we may not be successful in finding alternative technologies or incorporating them into our products. Our inability to obtain any third-party license necessary to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards, or at greater cost, which could seriously harm our business, financial condition and results of operations.

Risks Related to This Offering and Ownership of our Common Stock

The market price of our common stock is likely to be volatile and could fluctuate or decline, resulting in substantial loss of your investment.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the factors described in this “Risk Factors” section or otherwise, and other factors beyond our control, such as fluctuations in the valuations of companies perceived by investors to be comparable to us.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

The trading price of our common stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market in general, or in our industry in particular;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products and services by us or our competitors;

•	sales, or anticipated sales, of large blocks of our stock;

•	issuance of new or changed securities analysts’ reports or recommendations;

•

failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

•	additions or departures of key personnel;

•	regulatory or political developments;

•	changes in accounting principles or methodologies;

•	acquisitions by us or by our competitors;

•	litigation and governmental investigations;

•	economic, political and geopolitical conditions or events.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If additional class action litigation was instituted against us, in addition to the four class action lawsuits to which we and certain of our former officers and current and former directors are currently subject, as described in Item 1. Legal Proceedings, such matters could further divert the time and attention of our management from our business and seriously harm our business, financial condition and results of operations.

We may fail to continue to meet the listing standards of Nasdaq, and as a result our common stock may be delisted, which could have a material adverse effect on the liquidity of our common stock.

The listing standards of the Nasdaq Global Market provide that a company, in order to qualify for continued listing, must maintain a minimum stock price of $1.00 and satisfy standards relative to minimum stockholders’ equity, minimum market value of publicly held shares and various additional requirements. The closing bid price of our common stock has fluctuated below $1.00 per share in 2020. While the Nasdaq listing standards have been recently relaxed due to the stock market volatility associated with the COVID-19 pandemic, as a general matter if the closing bid price of our common stock were to remain below $1.00 per share for 30 consecutive trading days, or we do not meet other listing requirements, we would fail to be in compliance with Nasdaq’s listing standards. There can be no assurance that we will continue to meet the minimum bid price requirement, or any other requirement in the future. If we fail to meet the minimum bid price requirement, The Nasdaq Stock Market LLC may initiate the delisting process with a notification letter. If we were to receive such a notification, we would be afforded a grace period of 180 calendar days to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of our common stock would need to maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. In addition, we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our common stock, in which case our common stock could be delisted. If our common stock were to be delisted, the liquidity of our common stock would be adversely affected, and the market price of our common stock could decrease. In addition, the delisting of our common stock could materially adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our common stock could materially adversely affect our ability to raise capital.

Unless our common stock continues to be listed on a national securities exchange it will become subject to the so-called “penny stock” rules that impose restrictive sales practice requirements.

If we are unable to maintain the listing of our common stock on Nasdaq or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. An accredited investor generally is a person whose individual annual income exceeded $200,000, or whose joint annual income with a spouse exceeded $300,000 during the past two years and who expects their annual income to exceed the applicable level during the current year, or a person with net worth in excess of $1.0 million, not including the value of the investor’s principal residence and excluding mortgage debt secured by the investor’s principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by the investor within 60 days prior to the date of the transaction shall not be excluded from the determination of the investor’s net worth unless the mortgage debt was incurred to acquire the residence. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their common stock in the secondary market could be adversely affected. If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere in this report. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or describe us or our business in a negative manner, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

If we fail to maintain proper and effective internal controls or are unable to remediate any deficiencies or weaknesses in our internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules and regulations of

Nasdaq. Section 302 of the Sarbanes-Oxley Act requires, among other things, that we report on the effectiveness of our disclosure controls and procedures in our quarterly and annual reports and, beginning with our annual report for the year ended December 31, 2020, Section 404 of the Sarbanes-Oxley Act requires that we perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting in our Form 10-K filing for that year. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts. As a newly public company, we may experience difficulty in testing our internal controls in a timely manner. We have recently implemented reductions in force which may result in changes to our internal controls over financial reporting. A changing internal control environment increases the risk that our system of internal controls is not designed effectively or that internal control activities will not occur as designed. The occurrence of or failure to remediate a significant deficiency or material weakness may adversely affect our business and the market price of shares of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in those internal controls. With respect to the year ended December 31, 2019, we identified two material weaknesses in our internal controls over financial reporting related to the design and implementation of our IT general controls including elevated (administrator) access to financial reporting systems and subsystems and accounting for fulfillment costs in connection with adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Although we are making efforts to remediate these issues, these efforts may not be sufficient to avoid similar material weaknesses in the future.

If the material weaknesses in our internal controls are not fully remediated or if additional material weaknesses are identified, those material weaknesses could cause us to fail to meet our future reporting obligations, reduce the market’s confidence in our financial statements, harm our stock price and subject us to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In addition, our common stock may not be able to remain listed on Nasdaq or any other securities exchange. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and as such, we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we are subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We have implemented and will continue to implement additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a significant adverse impact on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, we have elected under the JOBS Act to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

Some provisions of Delaware law and our certificate of incorporation and bylaws may delay or prevent a change in control and may discourage bids for our common stock at a premium over its market price.

Our certificate of incorporation and bylaws provide for, among other things:

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	advance notice requirements for stockholder proposals; and

•	certain limitations on convening special stockholder meetings.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions than you desire.

Additionally, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. These provisions prohibit large stockholders, in particular a stockholder owning 15% or more of the outstanding voting stock, from consummating a merger or combination with a corporation unless this stockholder receives board approval for the transaction or 66 2/3% of the shares of voting stock not owned by the stockholder approve the merger or transaction. These provisions of Delaware law may have the effect of delaying, deferring or preventing a change in control, and may discourage bids for our common stock at a premium over its market price.

Our future quarterly results of operations may fluctuate significantly due to a wide range of factors, including reliance on our carrier distribution channels, significant competition and seasonality in our business, which makes our future results difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter as a result of various factors, many of which are outside of our control, including:

•	the expansion of our customer base;

•	the renewal of sales arrangements with, and expansion of coverage areas by, existing channel partners;

•	the size, timing and terms of our sales to both existing and new channel partners;

•	the introduction of products or services that may compete with us for the limited funds available to our customers, and changes in the cost of such products or services;

•	changes in our customers’ and potential customers’ budgets;

•	our ability to control costs, including our operating expenses;

•	our ability to hire, train and maintain our direct sales force;

•	the timing of satisfying revenue recognition criteria in connection with initial deployment and renewals;

•	fluctuations in our effective tax rate;

•	general economic and political conditions, both domestically and internationally.

Any one of these or other factors may result in fluctuations in our revenues and operating results, meaning that quarter-to-quarter comparisons of our revenues, results of operations and cash flows may not necessarily be indicative of our future performance.

In addition, we have experienced, and expect to continue to experience, first quarter seasonality due, among other things, to customer capital spending patterns and the timing of our planned expenses. Such seasonality could have a significant adverse impact on our results of operations, particularly for our quarters ending March 31. Because of the fluctuations described above, our ability to forecast revenues is limited and we may not be able to accurately predict our future revenues or results of operations. In addition, we base our current and future expense levels on our operating plans and sales forecasts, and our operating expenses are expected to be relatively fixed in the short term. Accordingly, we may not be able to reduce our costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely impact our financial results for that quarter. The variability and unpredictability of these and other factors could result in our failing to meet or exceed financial expectations for a given period.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The assumed public offering price of our common stock is substantially higher than the net tangible book value per share. Therefore, if you purchase shares of common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on an assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, you will experience immediate dilution of $0.10 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed public offering price, the B. Riley Repayment and the B. Riley Conversion. See “Dilution.” In addition, if outstanding options or warrants are exercised in the future or the vesting of outstanding restricted stock units, you will experience additional dilution.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

Upon the closing of this offering, based on the number of shares outstanding as of March 31, 2020, we will have outstanding 49,852,585 shares of common stock, including 6,953,003 shares of common stock issuable in connection with the B. Riley Conversion, based on the outstanding principal amount and accrued interest under the B. Riley Convertible Note as of March 31, 2020 and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020. Assuming B. Riley Principal Investments, LLC remains an affiliate of us following the 90-day look-up period, the shares issuable to B. Riley Principal Investments, LLC in connection with the B. Riley Conversion will be subject to volume and other limitations pursuant to Rule 144 under the Securities Act. Approximately 12.9 million shares of common stock, including the shares issuable in the B. Riley Conversion based on the assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020, and the principal amount and accrued interest outstanding under the B. Riley Convertible Note, will become available for sale in the public market beginning 90 days following the completion of this offering upon the scheduled expiration of the lock-up agreements between our director, executive officers and certain of our stockholders and the underwriters for this offering, subject to volume and other limitations pursuant to Rule 144 under the Securities Act. Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC may jointly release these stockholders from their lock-up agreements with the underwriters at any time and without notice, which would allow for earlier sales of shares in the public market.

In addition, we have filed a registration statement on Form S-8 registering the issuance of common stock subject to options or other equity awards issued or reserved for future issuance under our equity incentive plans. Shares registered under the registration statement on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options, the lock-up agreements described above and the restrictions of Rule 144 in the case of our affiliates. We also intend to file a Form S-8 registration statement to register the 3,000,000 additional shares of common stock to be reserved for future issuance under our 2019 Equity Incentive Plan subject to approval by our stockholders, as described in the section titled “Summary—The Offering.”

Additionally, the holders of approximately 13.2 million shares of our common stock, or their transferees, will have rights, subject to some conditions, to require us to file one or more registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Further, we will agree to file a registration statement covering the shares of common stock issued in the B. Riley Conversion to B. Riley Principal Investments, LLC and its affiliates. See “Summary—B. Riley Convertible Note.” If we were to register the resale of these shares, they could be freely sold in the public market. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

Concentration of ownership of our common stock among our executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Based on (i) the number of shares of common stock outstanding as of March 31, 2020 and including the 22,222,222 shares to be sold in this offering at the assumed public offering price of $0.90 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, and (ii) the 6,953,003 shares of common stock issuable in connection with the B. Riley Conversion, based on the outstanding principal amount and accrued interest under the B. Riley Convertible Note as of March 31, 2020 and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020, upon the closing of this offering, our executive officers, directors and current beneficial owners of 5% or more of our common stock will, in the aggregate, beneficially own approximately 37% of our common stock (assuming no exercise of the underwriters’ option to purchase an additional 3,333,333 shares of common stock). This ownership percentage does not reflect the potential purchase of shares of common stock in this offering by certain of our executive officers and directors. These stockholders, acting together, will be able to significantly influence all matters requiring stockholder approval, including the election and removal of directors and any merger or other significant corporate transactions. The interests of this group of stockholders may not coincide with the interests of other stockholders.

Some of these persons or entities may have interests different than investors purchasing shares in this offering. For example, because certain of these stockholders purchased their shares at prices substantially below the price at which shares are being sold in this offering and have held their shares for a longer period, they may be more interested in selling our company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other stockholders.

We will have broad discretion in the use of our existing cash and cash equivalents, including the proceeds from this offering, and may invest or spend our cash in ways with which you do not agree and in ways that may not increase the value of your investment.

We will have broad discretion over the use of our cash and cash equivalents, including the proceeds from this offering. You may not agree with our decisions, and our use of cash may not yield any return on your investment. Our failure to apply the net proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

An active trading market for our common stock may not be sustained.

Our shares of common stock began trading on the Nasdaq Global Market on May 9, 2019. Given the limited trading history of our common stock, there is a risk that an active trading market for our shares will not be sustained, which could put downward pressure on the market price of our common stock and thereby affect the ability of our stockholders to sell their shares.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware and the federal district courts of the United States of America as the exclusive forums for substantially all disputes between us and our stockholders, which will restrict our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a breach of a fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; any action as to which Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions, and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events. Forward-looking statements include statements regarding:

•	our future financial performance, including our revenues, cost of revenues, gross profit, operating expenses, ability to continue to generate positive cash flow, and ability to be profitable;

•	anticipated trends, such as the use of and demand for our products;

•	our ability to attract and retain customers to purchase and use our products;

•	our ability to attract wireless carriers as customers for our products;

•	the evolution of technology affecting our products and markets;

•	our ability to introduce new products and enhance existing products;

•	our ability to successfully enter into new markets;

•	our ability to maintain existing market share;

•	the attraction and retention of qualified employees and key personnel;

•	our ability to effectively manage our growth and future expenses and maintain our corporate culture;

•	our anticipated investments in sales and marketing and research and development;

•	our ability to maintain, protect, and enhance our intellectual property rights;

•	our ability to successfully defend litigation brought against us;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	our ability to cure existing and future defaults under our debt arrangements;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	our ability to maintain and operate our business in light of the COVID-19 pandemic;

•	the increased expenses associated with being a public company; and

•	our use of the net proceeds from this offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should refer to the “Risk Factors” section of this prospectus, and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions, as a result we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future results.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our solutions. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, the industry in which we operate, as well as the projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate, are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus, and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein, that could cause results to differ materially from those expressed in these publications and reports. We believe that these external sources and estimates are reliable, but have not independently verified them.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 22,222,222 shares of our common stock in this offering will be approximately $17.9 million (or $20.8 million if the underwriters exercise in full their option to purchase 3,333,333 additional shares), assuming a public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $0.25 increase (decrease) in the assumed public offering price of $0.90 per share would increase (decrease) the net proceeds to us from this offering by approximately $5.2 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions, by approximately $0.8 million, assuming the assumed public offering price stays the same.

The principal purpose of this offering is to obtain additional capital to support our operations. We intend to use the net proceeds of this offering for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies. We also intend to use a portion of the net proceeds from this offering to repay $4.0 million of the outstanding principal amount and accrued interest under the B. Riley Convertible Note. The B. Riley Convertible Note matures on September 1, 2020 and carries a stated interest rate of 10% per annum. In connection with this offering, we have amended the B. Riley Convertible Note to provide for the B. Riley Conversion. See “Summary—B. Riley Convertible Note.”

Pending these uses, we plan to invest these net proceeds in short-term, interest bearing investments, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock. Any future determinations relating to our dividends and earning retention policies will be made at the discretion of our board of directors, who will review such policies from time to time in light of our earnings, cash flow generation, financial position, results of operations, the terms of our indebtedness and other contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. The terms of our debt agreements limit our ability to pay dividends on our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2020:

•	on an actual basis;

•

on a pro forma basis to give effect to (i) the B. Riley Repayment and (ii) the B. Riley Conversion based on the outstanding principal amount and accrued interest under the B. Riley Convertible Note as of March 31, 2020 and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020; and

•

on a pro forma as adjusted basis to give further effect to our issuance and sale of 22,222,222 shares of common stock in this offering at an assumed public offering price of $0.90 per share, which was the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein.

	As of March 31, 2020
	Actual	Pro Forma(2)	As Adjusted(2)
	(in thousands, except share and per share data)
Cash and cash equivalents	$12,362	$8,362	$26,312

Long-term debt, including current portion(1)	$10,432	$473	$473

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, actual and as adjusted; 20,677,360 shares outstanding, actual; 27,630,363 shares outstanding, pro forma; 49,852,585 shares outstanding, pro forma as adjusted	21	27	50
Additional paid-in capital	192,183	198,434	216,361
Accumulated deficit	(176,210)	(176.508)	(176,508)

Total stockholders’ equity	15,994	21,953	39,903

Total capitalization	$26,426	$22,426	$40,376

(1)	Net of unamortized discount and debt issuance costs.
(2)

We are in process of assessing the accounting for the modification of the B. Riley Convertible Note resulting from the B. Riley Conversion. As a result, pro forma and pro forma as adjusted amounts shown do not reflect the results of any such assessment and may change following such assessment.

The as adjusted capitalization information discussed above is illustrative only and will change based on the actual public offering price. Each $0.25 increase (decrease) in the assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $5.2 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. A 1,000,000 share increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $0.8 million, assuming the assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, remains the same and after deducting estimated underwriting discounts and commissions.

The outstanding share information in the table above excludes:

•

578,241 shares of common stock issuable upon the conversion of 50% of the aggregate principal amount and accrued interest outstanding as of March 31, 2020 under the B. Riley Convertible Note, as well as 6,953,003 shares of common stock issuable to B. Riley Principal Investments, LLC upon the B. Riley Conversion, based on the outstanding principal amount and accrued interest as of March 31, 2020 (after giving effect to the B. Riley Repayment) and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020;

•	2,126,798 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2020 at a weighted-average exercise price of $3.75 per share;

•	956 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2020, at a weighted-average exercise price of $6.20 per share;

•	226,500 shares issuable upon the vesting of restricted stock units outstanding as of March 31, 2020;

•

2,174,999 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan; and

•

472,773 shares of common stock reserved for future issuance pursuant to our 2019 Employee Stock Purchase Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan.

Subsequent to March 31, 2020, our board of directors approved an increase in the number of shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan by 3,000,000 shares, subject to approval by our stockholders, and the grant of 2,440,500 restricted stock units pursuant to our 2019 Equity Incentive Plan, of which 425,000 restricted stock units remain subject to approval by our stockholders. Our named executive officers will receive 1,083,000 restricted stock units in the grant, all of which are contingent upon the closing of this offering and 300,000 of which remain subject to approval by our stockholders as described above. The number of shares of our common stock to be outstanding after this offering as shown in the table above does not reflect the grants described above and the additional shares that have been reserved for issuance under our 2019 Equity Incentive Plan.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our historical net tangible book value as of March 31, 2020 was $15.9 million, or $0.77 per share of common stock.

Our pro forma net tangible book value of our common stock as of March 31, 2020 was $21.9 million, or $0.79 per share. Pro forma net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our common stock outstanding as of March 31, 2020, after giving effect to (i) the B. Riley Repayment and (ii) the B. Riley Conversion based on the outstanding principal amount and accrued interest under the B. Riley Convertible Note as of March 31, 2020 and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020.

After giving effect to the sale of 22,222,222 shares of common stock in this offering at an assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2020 would have been $39.9 million, or $0.80 per share of common stock. This amount represents an immediate decrease in pro forma as adjusted net tangible book value of $0.01 per share to our existing stockholders and immediate dilution of $0.10 per share to investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$0.90
Historical net tangible book value per share as of March 31, 2020	$0.77
Increase per share attributable to the pro forma adjustments described above	0.02

Pro forma net tangible book value per share as of March 31, 2020	0.79
Increase in pro forma net tangible book value per share attributable to this offering	0.01

Pro forma as adjusted net tangible book value per share after giving effect to this offering		0.80

Dilution per share to new investors in this offering		$0.10

The as adjusted dilution information discussed above is illustrative only and will change based on the actual public offering price. Each $0.25 increase in the assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, would increase the pro forma as adjusted net tangible book value per share by $0.13 per share and the dilution per share to investors participating in this offering by $0.12 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $0.25 decrease in the assumed public offering price of $0.90 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on June 1, 2020, would decrease the pro forma as adjusted net tangible book value per share by $0.14 per share and would eliminate any dilution to new investors in this offering.

The outstanding share information as of March 31, 2020 used in the table and discussions above excludes:

•

with respect to historical net tangible book value per share, 578,241 shares of common stock issuable upon the conversion of 50% of the aggregate principal amount and accrued interest outstanding as of March 31, 2020 under the B. Riley Convertible Note, as well as 6,953,003 shares of common stock issuable to

B. Riley Principal Investments, LLC upon the B. Riley Conversion, based on the outstanding principal amount and accrued interest as of March 31, 2020 (after giving effect to the B. Riley Repayment) and an assumed public offering price of $0.90 per share, the last reported sales price of our common stock on the Nasdaq Global Market on June 1, 2020;

•	2,126,798 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2020 at a weighted-average exercise price of $3.75 per share;

•	956 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2020, at a weighted-average exercise price of $6.20 per share;

•	226,500 shares issuable upon the vesting of restricted stock units outstanding as of March 31, 2020;

•

2,174,999 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan; and

•

472,773 shares of common stock reserved for future issuance pursuant to our 2019 Employee Stock Purchase Plan as of March 31, 2020, as well as any automatic increases in the number of common stock reserved for future issuance under this plan.

Subsequent to March 31, 2020, our board of directors approved an increase in the number of shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan by 3,000,000 shares, subject to approval by our stockholders, and the grant of 2,440,500 restricted stock units pursuant to our 2019 Equity Incentive Plan, of which 425,000 restricted stock units remain subject to approval by our stockholders. Our named executive officers will receive 1,083,000 restricted stock units in the grant, all of which are contingent upon the closing of this offering and 300,000 of which remain subject to approval by our stockholders as described above. The number of shares of our common stock to be outstanding after this offering as shown above does not reflect the grants described above and the additional shares that have been reserved for issuance under our 2019 Equity Incentive Plan.

To the extent that outstanding options or warrants are exercised, outstanding restricted stock units vest, new options or other securities are issued under our equity incentive plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

BUSINESS

Overview

We are a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. We currently sell our ruggedized mobile phones and accessories to several of the largest wireless carriers in the United States— including AT&T, Sprint and Verizon—as well as the three largest wireless carriers in Canada—Bell, Rogers and Telus Mobility. Our phones and accessories connect workers with voice, data and workflow applications in two end markets: industrial enterprise and public sector.

Task workers in these end markets have historically been limited to pen and paper and single-purpose electronic devices, such as barcode scanners, location-tracking devices and sensors, to accomplish specific tasks. These single-purpose devices have historically run on proprietary networks, such as Land Mobile Radio (LMR) networks that enable Push-to-Talk (PTT) services for voice communications. We provide Android-based devices that consolidate and integrate multiple functions into a single ruggedized solution running on commercial wireless networks at a total cost of ownership that we believe is significantly lower with improved productivity and safety of task workers.

Our solutions consist primarily of ultra-rugged mobile phones based on the Android platform which are capable of attaching to both public and private wireless networks, industrial-grade accessories that meet the requirements of specific applications, and software applications and cloud-based tools that provide management and deployment services to our customers. End customers of our solutions include construction, energy and utility, hospitality, logistics, manufacturing, public sector and transportation entities that primarily purchase our devices and accessories through their wireless carriers.

The key attributes of our solutions are specifically tailored for the needs of our end users, including impact resistance, waterproof and dustproof construction, extended battery life and extra loud audio, supported by a three-year comprehensive warranty. All of our devices run on the Android operating system, providing a familiar and intuitive user interface, and our smartphones have access to a library of millions of applications available through the Google Play Store. We have also implemented dozens of application programming interfaces, or APIs, specific to our mobile phones and have partnered with third-party application developers to create a purpose-built experience for our end users using these applications on our mobile phones.

We currently have stocked product with three of the largest U.S. wireless carriers: AT&T, Sprint and Verizon, meaning that these carriers test and certify our mobile phones on their networks and maintain inventory in their warehouses that they then sell through their enterprise and retail sales teams to end customers, often on a subsidized or financed basis. Our full product portfolio has been stocked with the three largest Canadian wireless carriers since 2015. In 2019, we sold approximately 39,000 mobile phones in Canada and 300,000 in the United States (which markets include rugged feature phones, smart consumer rugged phones, smart ultra-rugged phones and life-proofed smart phones).

We generally enter into master sales arrangements with carriers (including channel partners contributing over 90% of our total revenues for the year ended December 31, 2019) under which our partners purchase our solutions for distribution on a purchase order basis. Under these arrangements, we and the channel partners determine sales channel distribution in connection with pricing (including any discounts and price protection) and market positioning of each particular mobile phone product. We also offer our channel partners channel marketing and other promotional incentives, such as sales volume incentives, in exchange for retail price reductions. We may also offer NRE services in the form of third-party design services relating to the design of materials and software licenses used in the manufacturing of our products.

For the years ended December 31, 2019 and 2018, our revenues were $116.3 million and $135.7 million, respectively. For the years ended December 31, 2019 and 2018, our net loss was $25.8 million, and our net income was $1.3 million, respectively. For the years ended December 31, 2019 and 2018, revenues from our top three customers were approximately $68 million and approximately $89 million, respectively.

While we have had success in achieving a stocked status for a number of our devices at several of the largest wireless carriers in the United States and Canada, our customer base is concentrated among a relatively small number of wireless carriers. For the year ended December 31, 2019, we sold approximately 327,000 mobile phones to wireless carriers with approximately 36%, 31% and 18% sold to AT&T, Sprint and Verizon, respectively, compared to a total of approximately 287,500 to wireless carriers in 2018. Additionally, for the year ended December 31, 2019, our three largest customers accounted for 60% of our revenues, and each of AT&T, Sprint and Verizon accounted for at least 10% of our revenues. The demand from our wireless carriers for our products will depend on their resources committed to, and success in, marketing, selling and supporting our solutions compared to other products, including those of our competitors. As a result, our revenues from sales of our products through these wireless carriers may fluctuate period over period.

Our Industry

Communication, productivity and safety among task workers has always been a central requirement in business-critical and mission-critical environments. Organizations with remote and disparate workers—from police and firefighters to construction, oil rig and manufacturing workers—need an extremely durable solution that provides reliable and secure voice, data and workflow applications. Historically, task workers had limited options, and in many cases resorted to using pen and paper. In the 1930s, public safety organizations introduced LMR networks that enabled PTT services, allowing workers to instantly and reliably initiate communications. In the 1970s, proprietary bar code scanners and other proprietary single-purpose tools were introduced to assist task workers in accomplishing specific tasks. In addition, in the mid-1990s, Nextel’s iDEN service provided organizations the benefits of PTT without the upfront equipment and infrastructure investments required with LMR. The advent and proliferation of LTE and advancements in smartphone technologies led to the start of the decommissioning of the Nextel iDEN network in the United States by Sprint in 2013. These developments paved the way for commercial wireless carriers to deliver mobility solutions that enhance the speed, reliability and durability of those offered by traditional LMR networks and other proprietary devices and applications.

According to VDC Research, rugged handheld computer and scanner revenue globally is estimated to increase from approximately $2.7 billion in 2019 to $3.3 billion in 2023, while rugged smartphone revenues globally are estimated to increase from approximately $1.9 billion in 2019 to $2.2 billion in 2023. Ruggedized mobile phones are well-suited for industrial enterprise and other critical infrastructure applications due to their durability and functionality in a range of environments. Equipping workers with smarter mobile phones also enables more efficient communication with and between field employees and enhances the information that decision-makers use to deploy resources within their organizations. The PTT over cellular network market, such as smartphones on LTE with PTT functions, has been steadily growing. According to VDC Research, in the United States, in 2018, there were approximately four million PTT over cellular (PoC) users and nine million LMR users and the PoC market is expected to grow at a compound annual growth rate of 13.6% from 2018 to 2023, compared to 5.9% for traditional LMR. We believe the trend to a more mobile workforce is driving growth in many industries, including hospitality, utilities, logistics/trucking, transportation, public, construction and manufacturing. This presents growth opportunities for PoC solutions.

Industrial Enterprise Market Opportunity

Within the industrial enterprise market, we primarily focus on providing our solutions for business-critical tasks. We estimate that in the United States and Canada in 2018, there were 37.6 million task workers across verticals in our industrial enterprise end market, including transportation and logistics, construction, manufacturing, facilities management and energy and utility. The extreme durability and enhanced voice and text communication capabilities of our devices enable these workers to be stationed in remote and hazardous environments, while remaining connected to their central command center at all times.

The functionality and durability requirements for workers in the industrial enterprise market significantly differ from that provided by a consumer-focused mobile device. Enterprises seeking to reduce their operating expenses by optimizing workflows can enhance their workers’ productivity by leveraging specialized, purpose-built rugged platforms with functions, such as PTT, location tracking, barcode scanning and extra-loud audio.

These features are especially crucial for business-critical applications across the industrial enterprise. We believe some of the key reasons why enterprises invest in mobile solutions and applications are to improve worker productivity, collaboration and communication, improve inventory management, increase asset uptime and maintenance operations and improve worker safety. Our rugged mobile solutions are designed to provide enterprises with the ability to centrally manage and control device functions, available applications and what data is stored on the phone.

Public Sector Market Opportunities

Historically, U.S. public safety agencies and other critical infrastructure entities like utilities and municipalities have utilized rugged two-way radios running on proprietary LMR networks to ensure reliable and immediate communication. As these closed networks were locally funded, built and controlled, they were designed not to be interoperable across cities and states and other agencies. Over time, these users have incrementally augmented their LMR radios with mobile devices running on commercial wireless networks. These mobile devices enabled public-safety officers to gather real-time information, collected across multiple systems, and to respond and react to changing circumstances. We estimate that in the United States and Canada, in 2018, there were approximately nine million task workers across verticals in the public sector end market, including public safety and federal government.

On September 11, 2001, many firefighters perished in part due to the lack of interoperability between the LMR systems of the multiple responding agencies in New York City and surrounding areas. Additionally, commercial cellular communications were halted due to the significant increase in call volumes. Based on the 9/11 Commission Report’s recommendations, Congress passed legislation in 2012 to establish the First Responder Network Authority under the Department of Commerce, which was tasked with deploying a nationwide public safety broadband network.

In March 2017, the Department of Commerce and the First Responder Network Authority awarded AT&T a contract to build, maintain and operate a nationwide high-speed broadband network for public safety, or FirstNet, for 25 years. The contract provided AT&T with 20 MHz of spectrum and $6.5 billion in funding to support this network and established subscriber targets, milestone buildouts and disincentive fees to help ensure that AT&T fulfills its commitments to public safety. The contract provides AT&T a 25-year lease of FirstNet spectrum subject to AT&T enlisting a minimum number of emergency responders across the United States. As of December 2019, AT&T had signed on over 10,000 public safety agencies, representing over one million users, to FirstNet.

Due to AT&T’s focus on growing its number of public safety users, other major U.S. wireless carriers including Sprint and Verizon have been focused on defending their market positions, creating a highly competitive market for public safety users among the major U.S. wireless carriers.

We introduced our first devices that supported FirstNet in the first quarter of 2018 (XP8 and XP5s), and in the second quarter of 2019 (XP3). Through our partnerships with wireless carriers that provide First Net and similar networks, as well as wireless carriers seeking to obtain market share through other dedicated LTE networks, we believe we are in a strong position to provide our ruggedized solutions through these channel partners to the public safety market as FirstNet and competing public safety networks mature. We intend to leverage our access to end customers and end users on FirstNet to increase brand awareness and become the favored solution for dedicated LTE public safety networks offered by other wireless carrier customers as well as end customers, which in turn may drive adoption of our ruggedized solutions across the public safety market generally. We also believe that broader adoption of our ruggedized solutions for use across these public safety networks may result in the establishment of additional dedicated LTE networks. We believe that the general momentum to convert to LTE-based systems, either dedicated or prioritized for public safety, is a global trend where Western European countries and Australia are considering similar networks.

Our Ruggedized Solution

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Durability and reliability. Our mobile phones can withstand a variety of harsh environments and are supported by our industry-leading three-year comprehensive manufacturer’s warranty, which includes physical damage. Key features of our rugged phones include:

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Puncture, shock, pressure and drop and impact resistance. Durable rubber and Gorilla Glass construction protects against damage from sharp objects, falls, vigorous movements and compression by heavy weights.

•	Waterproof and dustproof construction. Reinforced seals and waterproof mesh membranes prevent potential damage caused by moisture and debris.

•	Multi-shift battery life. Replaceable battery designed to provide sufficient power to last through a dual eight-hour shift in most real-world conditions.

•	Extra-loud audio. Produces high sound quality at high volumes and uses noise cancellation technology for loud background noise environments.

•	Glove-friendly design. Screens and buttons are responsive to touch through gloves and water.

•	Operational in and resistant to extreme temperatures. Protective exterior prevents damage to our devices’ hardware from very cold and hot temperatures.

•	Chemical resistance. Ability to effectively sterilize and sanitize, regardless of potential contaminants.

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Increased communication and visibility through an enterprise. Our solutions are used to track locations, update and manage various tasks and enable communication with and between task workers. For example, location tracking and data analytics enable fleet optimization, help enterprises make asset allocation and deployment decisions and ensure that fleets are at the right place at the right time. In addition, our solutions are specifically designed to capture, store and analyze multiple data types for enterprise needs, enabling them to make decisions. For example, by leveraging this data, task workers, such as first responders, can more strategically plan their logistics resulting in decreased response times. Finally, by providing a reliable mode of communication between employees, supervisors and command centers, those not in the field have crucial insight into the status and performance of task workers in the field. This can also result in improved safety for employees that work in high-risk environments.

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Enhanced functionality through software and hardware configurations. Our solutions allow end customers and task workers to customize our mobile phones using Android-based applications and vertical specific accessories to address their varying needs. Enterprises and agencies can leverage the millions of applications available on the Google Play Store, our dozens of device-specific APIs, and our industrial accessories to create a purpose-built solution to meet the specific use cases of their task workers. For example, school bus operators can combine our ruggedized phones, an industrial car kit, a PTT application that leverages our APIs and a location-tracking application to ensure that they have a solution that enables constant communication with dispatchers that is compliant with the U.S. Department of Transportation’s hands-free driving regulations and that can also automatically alert parents of route delays. The ability for enterprises and agencies to customize their solutions allows their task workers to use a single device for tasks that would previously require multiple and often more costly devices.

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Ease of use. Our devices are designed to look and function similarly to the latest generation of consumer-focused mobile phones with additional features for various enterprise-specific purposes, and also run on the Android operating system which has a familiar and intuitive interface. They provide familiar characteristics to many single-purpose devices, such as dedicated physical buttons for PTT and barcode scanning and offer a simplified user interface which helps minimize the learning curve for task workers who are transitioning from LMR or data capture devices. Furthermore, all of our mobile phones come equipped with our SCOUT application, which helps IT administrators more quickly provision and deploy our devices to task workers, reducing the cost and effort associated with converting to our solutions.

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Consolidation of devices. A large number of devices can lead to excess bulk carried by task workers and can inhibit their mobility in the field. These specialized devices can also be expensive and typically require full replacement after end-of-life, which can be a cumbersome and costly process. By combining commonly used applications and functionality into one ruggedized device with the option for add-ons, enterprises can reduce the need for multiple, single-purpose devices. We believe that replacing outdated single-purpose devices with a Sonim device can enhance fleets’ mobility and economically streamline equipment updates or replacements.

As a result of these key attributes, we believe that our ruggedized, purpose-built mobile phones can increase the productivity of task workers and significantly reduce total cost of ownership for entities deploying our solutions.

Our Strategy

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Reorganize Company to achieve growth and profitability. Since November 2019, our management team has endeavored to reorganize the company into a leaner, lower cost organization focused on a path to growth and profitability. We have reduced our global headcount from approximately 700 employees at year-end 2018 to approximately 500 employees and contractors as of December 31, 2019. We executed an additional reduction in force of approximately 10% of our U.S. employees in February 2020, as well as in certain of our non-U.S. locations. We have also relocated our headquarters from San Mateo, California to Austin, Texas, a lower cost location. These actions are expected to result in a run-rate savings of approximately 20% (or $12 million) from our 2019 operating expense run-rate, excluding one-time IPO related costs. Restructuring the company positions us to stabilize its operations and invest for future growth.

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Invest in sales channel partnerships and brand marketing to drive sales. Our channel partners are leading global wireless carriers and communications system integrators. These channel partners have large sales forces who sell our solutions to end customers in our target markets. They enable us to cost-effectively scale our business without employing a large direct sales force of our own. We intend to continue to invest in expanding our distribution and channel partnerships to further penetrate the public sector and industrial enterprise markets we target. Our investment in marketing the Sonim brand and our solutions to end customers in target markets helps to raise brand awareness, deepen existing channel partnerships, and acquire and retain new channel and end customers of our solutions.

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Position Sonim as the leading solution for the public sector. We intend to leverage the large-scale deployment of our solutions over dedicated LTE networks in the public safety market to further position us as a trusted solution within the cities that we serve. As public safety agencies continue to shift to these dedicated LTE networks, we intend to deliver mobility solutions to increase security, safety and efficiency across their cities. By successfully deploying our solutions in the public safety market within cities, we believe that city managers will increasingly look to us to provide communication capabilities and enable location information and data analytics for their entire municipality to improve efficiency and safety of all their task workers, taking the first steps toward “smart cities.”

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Develop data collection devices. We intend to expand our product platform beyond rugged devices focused on traditional cell phone capabilities to rugged data collection devices, such as barcode scanners built to operate on 4G LTE and WiFi networks. These devices aim to compete in what we believe is a larger rugged handheld market by delivering on features demanded, but not yet filled by devices currently offered in this market, and by being price leaders.

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Develop next generation 5G-enabled rugged communication devices. We intend to develop rugged devices based on next generation micro-processors and enabled for 5G voice and data communications. This common platform will be designed to be suitable for upgrading our current ultra-rugged smart phone product, as well as production of additional products at much lower marginal development costs. Planned products are a lower cost rugged mobile phone and a rugged barcode scanner. Additional future products may include communication hybrid devices that combine LTE functionality with alternative communication technology, such as radio or satellite communications.

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Expand internationally. The transition from existing LMR network infrastructure to LTE-based replacements for public safety has commenced outside of the United States and Canada. We are exploring potential public safety infrastructure projects in Australia and Europe. In addition, there is a very large industrial market internationally that our current and future devices are well-positioned to address. Our marketing and distribution partnership plan adds Europe, the Middle East, and Africa (EMEA) to overall market opportunity. Market studies, together with our own estimates, show that the market for rugged handhelds and rugged smartphones in EMEA is similar in size and growth as North America. We will look for ways to expand our sales reach, especially through distribution and channel partners to address these market opportunities.

Our Target Markets

We believe our solutions can improve communication reliability, operational efficiency and safety for end customers and task workers in both commercial and public sectors. Our ruggedized mobility solutions target two end markets: industrial enterprise and public sector. These markets include:

Industrial Enterprise

Transportation and Logistics. Enterprises and fleet workers across supply chain, delivery services and field management rely on mobile devices to operate safely and efficiently in environments that are often susceptible to inclement weather. For enterprises looking to improve supply chain functionality, our mobile resource management applications, such as location tracking, mileage tracking and job dispatch can help businesses monitor operations more efficiently. We believe that a weather-resistant and long-battery ruggedized device, combined with productivity applications and services like Sonim Scan—which integrates a barcode scanning engine with the native camera on our XP8 device—provides a reliable communication device for transportation and logistics workers. In addition, our solutions reduce the number of devices and tools that these task workers carry in the field by consolidating the functionality of multiple single-purpose devices into one purpose-built mobile device.

Construction. We offer workers in the construction industry a crush-, puncture-, scratch- and impact-resistant device, which we believe to be crucial in environments where there is a high risk of such occurrences. Jobsites also value the push-to-talk (PTT) capabilities that are tightly integrated into Sonim devices. Additionally, we believe our phones help promote worker safety and productivity, with support for lone-worker safety applications and with features such as extended battery life and extra loud-speakers. For business decision-makers, we offer a consolidated device with a total cost of ownership that we believe is significantly lower versus comparable offerings that enables real-time reporting, which can help eliminate costly delays by capturing verbal, visual and location data from job sites.

Manufacturing. As market demand and competition in the manufacturing sector require more nimble production lines, equipment for reliable communication and safety standard compliance are necessary to improve efficiency and keep workers safe. Our devices’ PTT functionality and extra-loud speakerphones are designed to keep lines of communication open and functional in fast-changing and loud environments, while our glove-friendly touch screen displays allow for workers to have access to real-time data, thus reducing production down time. Additionally, our devices are designed to survive blunt force and can be sanitized and sterilized for safe use in food or medical processing facilities. We believe that these features can enhance the productivity of workers in the manufacturing industry.

Facilities Management. Service-based operations in large indoor and outdoor facilities require management of mobile teams. Our mobile phones consolidate radio, guard tour verification, panic button systems and scanners, which otherwise would require separate and single-purpose equipment. Our devices can improve business operations through functionalities, such as automated work order dispatch and job completion verification tools delivered via proprietary third-party applications integrated with our devices.

Energy and Utility. The safety standards for mobile phones used in the energy and utility industry are more stringent due to the reactive characteristics of the natural resources being procured and serviced, as well as the potentially high-voltage or explosive environments. We believe we are uniquely positioned to serve these workers because our devices are designed for use in potentially explosive or hazardous environments (rated Non-Incendive or Intrinsically Safe by either the CSA Group, ATEX or IECEx notified bodies), and their resistance to various chemicals and extreme temperatures. Reliable communication devices are often mission- critical for workers to stay safe while performing energy- and utility-related operations.

Public Sector

Public Safety. We estimate there were more than six million workers in the public safety sectors in the United States and Canada in 2017 (and, with respect to data for Canadian security guards, in 2016). In the United States, AT&T’s FirstNet network provides one of several reliable networks for this sector. Due to AT&T’s focus on growing its number of public safety users, other major U.S. wireless carriers, including Sprint and Verizon, have been forced to defend their market positions, creating a highly competitive market for public safety users among the major U.S. wireless carriers. Through our partnerships with all of the major wireless carriers, we believe we are in a strong position to provide mission-critical solutions to the public safety market as FirstNet and competing public safety networks mature. Through enhanced communication capabilities, we believe our devices can decrease the response time of first responders and help public safety workers stay safe and connected in hazardous, isolated or emergency conditions. We believe that the durability of our phones combined with their purpose-built functionality, provide a lower total cost of ownership compared to similar products, which is highly attractive to city and state decision-makers.

Federal Government. We believe that the estimated 3.3 million federal government task workers in the United States and Canada as of 2018 can improve the efficiency and quality of their services to citizens and residents by leveraging our solutions. Whether during natural disasters or day-to-day operations, our devices provide functionality and reliability that is crucial for federal workers to protect and serve their nation. Our mobile solutions support purpose-built voice communications and data capture applications that allow federal workers to stay connected and quickly make more informed decisions while in the field.

Competitive Landscape

We believe that major consumer-focused mobile device manufacturers have historically not actively competed in the industrial enterprise and public sector markets because these manufacturers are fundamentally focused on a different consumer audience. In particular, these manufacturers primarily target the consumer markets using retail channels; certain of these manufacturers have over 250 direct retail stores and locations in the United States. In addition, we believe that the requirements to manufacture ruggedized phones are too different from those for these manufacturers’ core products. We believe that these manufacturers have historically been focused on continuous design and feature innovation. From 2013 to 2016, consumers averaged approximately 22 months between product upgrades from these major consumer-focused mobile device manufacturers.

In addition, we believe that in the LTE market, traditional LMR providers have not historically entered primarily to avoid harming their significant existing LMR business. For example, certain major LMR providers have historically achieved over $3.0 billion in annual revenues from device sales. Further, these LMR providers typically do not have stocked products with major U.S. and Canadian wireless carriers, and achieving stocked product status with the wireless carriers is associated with substantial cost and technical know-how regarding carrier certification requirements. In 2018, there were no traditional LMR devices stocked at any of the four largest U.S. and three largest Canadian wireless carriers. Stocking products at the wireless carriers may also result in competition against existing dealers for LMR providers, with certain such providers transacting with over 700 dealers in North America.

Products and Technology

Features of Our Ruggedized Mobile Phones

Our mobile phones can withstand a variety of harsh environments and are supported by our industry-leading three-year comprehensive manufacturer’s warranty. We developed our devices to meet industry standards for protection from the ingress of water and/or micro-particles (IEC standard 60529). Our devices are rated a minimum of IP-68, allowing them to be submersed in up to six and a half feet of water for up to 30 minutes, and our XP8 smartphone has been further tested and certified to withstand sprays of high pressure streams (up to 1,450 PSI) of hot (80°C) water (IPx9K). We have additionally designed and manufactured our devices to withstand repeated drops to concrete across all angles and faces, attaining MIL-STD-810G ratings and, in 2011, earning the Sonim XP3300 the title of World’s Toughest Phone by the Guinness Book of World Records after surviving a fall from 82 feet 11.7 inches to concrete. Engineered with a protective glass lens that is up to three times thicker than that of other cellular devices in the market and a unique blend of plastic and rubber used in the housings, our ultra-rugged mobile phones are designed to be resistant to punctures caused by impacts from external objects up to 2J on the display lens and 4J on the housing. Furthermore, we understand that the jobs of our end users often take them into extreme environments. As a result, we have designed our devices to operate from -4°F to +131°F, be usable while wearing work gloves (glove-friendly touch display, large physical buttons), be audible in noisy environments with loud 100+ dB loudspeakers and multiple microphone noise-cancellation technology, and, for our XP5s and XP8 phones to last throughout an average day based on ordinary use without needing to be recharged with large, extended-life batteries. We have also designed, manufactured and certified our devices to be safe for use in potentially hazardous or explosive environments.

In addition, our devices provide a wide range of connectivity options for our end customers (including LTE, 3G, GSM, WiFi, NFC, location tracking and Bluetooth for certain of our devices), and our phones support a wide range of global frequencies allowing them to be used almost anywhere in the world where there is cellular coverage. Our phones are certified to work on multiple mobile network operators and come equipped with LTE Band 14 to support FirstNet. We continue to explore how and when to best support the latest technologies, including 5G, and we plan to incorporate them into our product roadmap when our end market segments require such functionality and the technology has reached a reasonable level of maturity.

Our Devices

Sonim XP8. The Sonim XP8 is an Android-based LTE smartphone that is certified as Android Enterprise Recommended by Google. The Sonim XP8 comes equipped with a five-inch durable, glove-friendly display, an ultra-rugged exterior, physical programmable buttons (including a large PTT button), and unique accessory ports and connectors that enable modular capabilities and functionality.

Sonim XP5s. The Sonim XP5s is a purpose-built LTE feature phone designed for task workers who have a “no frills” attitude about their communications tool. It comes equipped with a 2.64-inch non-touch display, dual front-facing loudspeakers, a large PTT button, and the same XP and SecureAudio connector ports, enabling full access to our complete ecosystem of industrial accessories.

Sonim XP3. The Sonim XP3 is an LTE feature phone in a clamshell form factor that offers our customers a cost-effective voice and/or PTT solution without distracting end users from doing their jobs with things like an application store or email. Built with an over-sized PTT button, a physical numeric keypad and a loud front-facing speaker, the Sonim XP3 delivers a reliable voice-centric experience to those who operate in these industrial environments.

Rapid Deployment Kit (RDK). The RDK is an all-in-one portable communications system. Easily deployed in minutes, the RDK contains an internal 15.6 Ah battery, 4 Sonim XP8 smartphones, built-in cellular, GPS and WiFi antenna, an optional satellite backup, and an integrated LTE router/modem to ensure a team can stay connected in multiple situations in multiple locations. An optional configuration has integrated LMR interoperability ensuring communications across LTE and LMR devices.

In addition to our current product portfolio, we are developing our next generation of rugged solutions, which include:

•	Sonim XP10U, an ultra-rugged handset designed for 5G capability, enhanced camera features and a faster processor then current models;

•	Sonim XP10S, a semi-rugged handset designed for 5G capability, enhanced camera features and a faster processor than current models;

•	Sonim XP10B, an ultra-rugged handset designed with multi-functional capabilities such as an integrated barcode scanner and 5G capability;

•	Sonim XP5K, a PTT-focused feature phone with channel and volume knobs similar to a handheld radio; and

•	Sonim XP3 PLUS, an ultra-rugged flip phone designed to have the highest potential volume setting of our product portfolio and a new processor and band support.

Accessories

Our portfolio of industrial-grade accessories extends beyond the traditional consumer cellular ecosystem of wall chargers and cases. We work with a number of accessory manufacturers and design partners to deliver innovative purpose-built accessories that enhance the functionality and usability of our devices. Our audio accessories take advantage of our SecureAudio Connector, which allows for accessories, like a Remote Speaker Microphone, or RSM, to be physically secured to the device via a screw mechanism that prevents accidental disconnection. Our multi-bay charging accessories allow for enterprises and agencies to charge multiple devices at once via a single unit, ensuring that at the start of a shift, the device is fully charged and ready to go. We also support a wide range of in-vehicle solutions that enable hands-free voice communications for those end users who work from the road.

Sonim SCOUT/Cloud/Scan Applications

In addition to the ecosystem of Android developers and their applications, which are supported on our devices, we provide a suite of applications and tools that help customers manage, deploy and support their Sonim devices. The capabilities of these software applications differentiate us from many rugged vendors that only focus on hardware. Current capabilities include:

•	Sonim Setup Wizard allows provisioning teams to rapidly customize and deploy large number of devices with less manual work and fewer errors.

•	Sonim SafeGuard lets user administrators block usage of selected apps and features, ensuring only those critical to job related functions and cost requirements are used.

•	Sonim Kiosk Mode lets user administrators configure devices with the minimum required functionality, a critical customer need in hazardous environments or anywhere that user safety is paramount.

•	Scout App Updater lets administrators control when and where updates are sent to users’ phones.

•	Sonim Scan integrates a barcode scanning engine with the native camera on the Sonim XP8, allowing end users to scan up to 45 1D or 2D barcodes per minute.

Sales and Marketing

As of March 31, 2020, our sales and marketing team consisted of 35 full-time and part-time professionals located in the United States, Canada and Europe. We sell our products directly to wireless carriers, through distributors and resellers and also directly to end customers. Our marketing efforts consist of product marketing, channel partner/carrier marketing and corporate marketing. Product marketing focuses on ensuring that carrier requirements related to product specifications are in-line with our brand requirements. Channel partner marketing focuses on go-to-market strategy as well as developing supplemental sales tools, carrier and non-carrier marketing campaigns, industry trade show materials and brand awareness. Corporate marketing consists of public relations, social and digital marketing and lead generation operations.

Manufacturing

To help control and manage the quality, cost and reliability of our supply chain, we directly manage the procurement of all final assembly materials used in our products, which include LCDs, housings, camera modules and antennas. In addition, we complete the final assembly of our devices in our Shenzhen, China facility.

In our final assembly facility, we assemble and perform quality assurance on our devices, across three production lines. The assembly of each of our products requires over 800 components, primarily related to mounting components onto circuit boards, and requires multiple custom components for ruggedization of the device, which includes housing, display and glass lens, printed circuit board assembly, camera function, battery, speakers and unique accessory ports, among others. Some of the components used to assemble our products are custom-made and obtained through single-source suppliers.

As of March 2020, this facility has a designed capacity to produce up to 100,000 units per month. We are currently exploring options to become more efficient, cost effective and scalable in our manufacturing capacity, including by utilizing contract manufacturing.

We are closely monitoring the impact of the COVID-19 global outbreak and its resulting impact on our manufacturing operations and supply chain, with our top priority being the health and safety of our employees, customers, partners, and communities. We believe our sales partners have ample inventory to continue meeting customer needs in the near term. However, demand for our solutions may be reduced as a result of the COVID-19 outbreak and resulting market uncertainty. It also remains likely that our results could be negatively impacted by the prior interruption in the operation of our manufacturing facility in Shenzhen, China, and any future interruption that may be required. The magnitude of any potential impact is unknown, as it is unclear how long it will take for the overall supply chain to return to normal. We are working closely with our partners and suppliers to manage this process.

Competition

We operate in a highly competitive environment serving end customers in the industrial enterprise and public sector markets. These markets are highly fragmented, evolving and increasingly competitive. Competition in our industry is intense and has been characterized by rapidly changing technologies, evolving industry standards, significant barriers to entry in the form of carrier certification requirements, frequent new product introductions, annual operating system changes and rapid changes in end user requirements.

Non-rugged mobile device manufacturers have not historically created devices specifically to compete in the industrial enterprise and public sector markets. These manufacturers typically focus on a different consumer audience and the requirements to manufacture ruggedized phones differ significantly from their core products. Nevertheless, we face competition from manufacturers of non-rugged mobile phones such as Apple Inc and Samsung Electronics Co. Ltd. to the extent end users decide to purchase traditional devices and add a rugged case for use in environments that we believe are better suited for purpose built ruggedized mobile phones. In addition, Samsung Electronics Co. Ltd. has also introduced a line of “business rugged” devices targeted at public safety and industrial applications. We also face competition from manufacturers of rugged mobile phones such as Bullitt Mobile Ltd. and Kyocera Corporation as well as from large system integrators and manufacturers of private and public wireless network equipment and devices. Competitors in this space include Harris Corporation, JVC KENWOOD Corporation, Motorola Solutions, Inc. and Tait International Limited. For the Data Capture and RFID portion of our product offerings, competitors include companies that provide a broad portfolio of barcode scanning products that are suitable for the majority of global market applications, such as Datalogic USA, Inc., Honeywell International Inc., Panasonic Corporation and Zebra Technologies Corporation.

We believe the principal competitive factors affecting the market for our products are the products’ performance, features (including security features), quality, design innovation, reliability, price, customer service, reputation in the industry, brand loyalty and a strong third-party software and accessories ecosystem. We believe that our strongest competitive advantages are our products’ durability and reputation in the industry, as well as the push to talk capabilities not available in all competitive devices. Additionally, we believe our XP8 rugged smartphone is one of the most rugged smartphones made anywhere in the world and it is consequently able to be fully sterilized and cleaned. In order to compete, we will be required to continue to respond promptly and effectively to the challenges of technological changes and our competitors’ innovations.

With regard to competition from LMR providers, traditional LMR providers have chosen to not fully enter the LTE market primarily to avoid harming their significant existing LMR business. For example, certain major LMR providers have historically achieved over $3.0 billion in annual revenues from device sales. Further, these LMR providers typically do not have stocked products with major U.S. and Canadian wireless carriers. Achieving stocked product status with the wireless carriers requires that a manufacturer incur substantial cost and maintain technical know-how regarding carrier certification requirements. Stocking products at the wireless carriers may also result in competition against existing dealers for LMR providers, with certain such providers transacting with over 700 dealers in North America.

Intellectual Property

Our competitiveness and future success are dependent on our ability to protect our own proprietary technology and to access other important intellectual property. We protect our freedom to operate in the markets and mitigate intellectual property costs by proactively securing licenses with key patent holders, filing our own patents, trademarks, and copyrights and participating in defensive patent pools. As of May 1, 2020, we held 22 utility and design patents in the United States and 8 outside the United States and have filed 5 utility and design patent applications in the United States and 4 outside the United States. We also have contractual rights to standard essential patents for 2G, 3G, 4G and 5G wireless technologies, some of which require significant royalty payments. In addition, as of May 1, 2020, we held 14 trademarks in the United States and 15 trademarks outside the United States and have filed 3 trademark applications in the United States and 8 outside the United States. We opportunistically negotiate licenses with other patent holders where appropriate for our technology.

Our products are built to conform to wireless standards which are covered by numerous essential patents held by third parties. Our wireless carriers require us to provide patent indemnification for the products we sell to them, and in turn we secure intellectual property indemnification from our suppliers.

We do not believe that our products infringe on the proprietary rights of any third parties. There can be no assurance, however, that third parties will not claim such infringement by us or our channel partners and end customers with respect to current or future products. In the past, we have had third parties assert exclusive patent or other intellectual property rights to technologies that are important to our business. Any such claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products.

Our devices use the Android operating system based on the Android Open Source Project. We additionally integrate third-party licensed software on commercially reasonable terms. Several Android-based apps and extension enablers of Android are developed internally by our employees.

Certain License Agreements

In September 2008, we entered into a multi-year patent license agreement, as amended in January 2019, or the Nokia Agreement, with Nokia Corporation, or Nokia, pursuant to which Nokia granted us a license to certain Nokia-owned cellular standard essential patents for our devices that include such cellular standard technology. The Nokia Agreement is currently effective and contains customary termination clauses.

In January 2017, we entered into an amended and restated global patent license agreement, as amended in December 2018, or the Ericsson Agreement, with Telefonaktiebolaget LM Ericsson (Publ), or Ericsson, pursuant to which Ericsson granted us a license under certain Ericsson patents to manufacture and sell mobile phones that comply with certain telecommunications standards. Under the agreement, we made a one-time payment to Ericsson to partially settle royalty arrears and are obligated to pay Ericsson (i) single-digit U.S. dollar amounts per unit, which amounts are based on the particular product sold and the standards with which such products are compliant, and (ii) quarterly payments to cover the remaining royalty arrears. The Ericsson Agreement continues until January 1, 2024, unless terminated earlier by the parties. Ericsson has the right to terminate in the event (i) we materially breach the agreement and do not cure such breach within 30 days, or (ii) in the event of a change of control of our company, where the successor does not agree to the terms of the agreement. Further, Ericsson may terminate certain rights under the agreement with respect to third-party manufacturers if a third-party manufacturer files an infringement suit relating to any patents owned by Ericsson.

Legislation and Regulation

Wireless communication devices use radio spectrum, which is regulated by government agencies throughout the world. In the United States, use of spectrum is regulated by the Federal Communications Commission, or FCC, and the National Telecommunications and Information Administration, or NTIA, for non-federal government entities and federal government entities, respectively. The FCC and NTIA allocate spectrum for various uses, including commercial wireless services and public safety services, and regulate the use of that spectrum and the devices, such as our products, that operate on that spectrum. The FCC and NTIA also adopt requirements that affect wireless equipment, such as limits on radio emissions and rules requiring that handsets have specified capabilities, such as providing location information to 911 operators. The FCC also regulates the testing and certification for the import and/or sale of certain wireless devices.

Other countries also have regulatory bodies that define and implement the rules for using radio spectrum, pursuant to their respective national laws and international coordination under the International Telecommunications Union. Our ability to manufacture and sell products in other countries could be affected by such rules. In addition, any significant variations between the rules in the United States and rules in other countries, including differences in available spectrum bands for wireless communication, could increase the costs of designing and manufacturing our products.

Litigation

On September 20, 2019, a purported Sonim stockholder who allegedly purchased stock registered in our initial public offering, or the IPO, filed a putative class action complaint in the Superior Court of the State of California, County of San Mateo on behalf of himself and others who purchased shares of our common stock registered in the IPO, which we refer to in this prospectus as the Pearson Action. On October 4, 2019 and October 16, 2019, two additional purported class action complaints substantially similar to the Pearson Action were filed on behalf of different plaintiffs yet the same putative class of stockholders, in the same court as the Pearson Action. On October 7, 2019, a substantially similar putative class action lawsuit was filed in the United States District Court for the Northern District of California. All four complaints allege violations of the Securities Act by us and certain of its current and former officers and directors for, among other things, alleged false or misleading statements and omissions in the registration statement issued in connection with the IPO, relating primarily to an alleged failure to disclose software defects in our phones and alleged misstatements about performance characteristics of our phones. We intend to defend these matters vigorously. An adverse outcome in any of these matters, however, could have a material adverse effect on our consolidated financial condition, results of operations, or cash flows for a particular period.

We are involved in various other legal proceedings arising in the normal course of business. We do not believe that the ultimate resolution of these other matters will have a material adverse effect on our consolidated financial position, results of operations or cash flows.

The results of any future litigation cannot be predicted with certainty and, regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management time and resources and other factors.

Research and Development

We allocate a significant amount of resources and funds to developing robust and innovative solutions for the end users of our products and ensuring that these solutions meet their exacting requirements for functionality and reliability. Our research and development initiatives are led by our internal teams and are supported by third-party original design manufacturers as needed. Our product management team and our sales and marketing team spend their time interacting with a combination of end users and IT administrators in our target markets, wireless carriers and application and accessory ecosystem partners to better understand the market requirements for our solution. Once defined, our engineering organization develops and tests the solution against these requirements and works to achieve technical certification and approval from the wireless carriers which allows the solutions to be sold to our end users.

Employees

Since November 2019, our management team has endeavored to reorganize the company into a leaner, lower cost organization focused on a path to growth and profitability. We have reduced our global headcount from approximately 700 employees at year-end 2018 to approximately 500 employees and contractors as of March 31, 2020. We executed an additional reduction in force of approximately 10% of our U.S. employees in February 2020. As of March 31, 2020, we had 324 full-time employees, including 29 in sales and marketing and business development, 28 in general and administrative, 173 in research and development and 94 in supply chain manufacturing and 57 full-time independent contractors, including 6 in sales and marketing and business development, two in general and administrative, 49 in research and development. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, corporations organized outside of the United States, any state thereof and the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons who acquire our common stock through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax or federal Medicare contribution tax on net investment income, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or arrangements. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is for informational purposes only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income, estate and other tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions

Distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and does not timely file the required certification, the Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net-income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess amount distributed, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder holding period. In general, we would be a United States real property holding corporation if our interests in U.S. real estate comprise (by fair market value) at least half of our business assets. We believe that we have not been and we are not, and do not anticipate becoming, a United States real property holding corporation.

Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on a Non-U.S. Holder’s disposition is taxable because we are a United States real property holding corporation and such Non-U.S. Holder’s ownership of our common stock exceeds 5%, the Non-U.S. Holder will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply to corporate Non-U.S. Holders.

A Non-U.S. Holder described in (a) above will be required to pay tax on the net gain derived from the sale at regular U.S. federal income tax rates, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in (b) above will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such dividends, the name and address of the recipient and the amount, if any, of tax withheld. A similar report is sent to the Non-U.S. Holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding (currently at a rate of 24%). U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI (as applicable), or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payer has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on, and, subject to the discussion below, the gross proceeds of a disposition of, our common stock paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments, including dividends paid on, and, subject to the discussion below, the gross proceeds of a disposition of, our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

The withholding provisions described above currently apply to payments of dividends, and, subject to the recently released proposed Treasury Regulations described below, will apply to payments of gross proceeds from a sale or other disposition of common stock on or after January 1, 2019.

The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through the underwriters listed below. Oppenheimer & Co. and Lake Street are acting as the representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Oppenheimer & Co. Inc.
Lake Street Capital Markets, LLC

Total	22,222,222

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $         per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price, less a concession of not more than $         per share. After the offering, these figures may be changed by the underwriters. The shares sold in this offering are expected to be ready for delivery on or about                 , 2020, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 3,333,333 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Certain of our executive officers and directors have indicated an interest in purchasing approximately 630,000 shares of our common stock in this offering on the same terms as those offered to the public. Indications of interest are not binding agreements or commitments to purchase, and the underwriters may determine to sell no shares in this offering to such officers and directors, and such officers and directors may determine to purchase no shares in this offering.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discounts and commissions to be paid by us	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $850,000. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and executive officers, and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Lake Street and Oppenheimer & Co. for a period of 90 days after the date of this prospectus. These lock-up agreements provide limited exceptions and their restrictions may be jointly waived at any time by Lake Street and Oppenheimer & Co.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market-making transactions in our common stock on the Nasdaq Global Market. Passive market-making consists of displaying bids on the Nasdaq Global Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors.

Electronic Offer, Sale, and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “SONM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California. Goodwin Procter LLP, Redwood City, California, is representing the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Sonim Technologies, Inc. incorporated in this Registration Statement on Form S-1 by reference from Sonim Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Moss Adams LLP, an independent registered public accounting firm, as set forth in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a going concern emphasis and a change in the method of accounting for revenue in 2019) which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we have filed and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.sonimtech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-38907):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020, as amended by our Annual Report on Form  10K/A filed with the SEC on April  29, 2020 and our Annual Report on Form 10-K/A filed with the SEC on June 2, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 17, 2020 and March 17, 2020.

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 9, 2019, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we subsequently file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering. Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Sonim Technologies, Inc., Attn: Corporate Secretary, 6836 Bee Cave Road Building 1, Suite 279, Austin, Texas 78746.

You also may access these filings on our website at www.sonimtech.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

22,222,222 Shares

Common Stock

PRELIMINARY PROSPECTUS

                , 2020

Oppenheimer & Co.

Lake Street

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount to be Paid
SEC registration fee	$2,986
FINRA filing fee	3,950
Printing and engraving expenses	100,000
Legal fees and expenses	575,000
Accounting fees and expenses	150,000
Transfer agent and registrar fees	5,000
Miscellaneous fees and expenses	13,064

Total	$850,000

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our amended and restated certificate of incorporation to be in effect upon the closing of this offering allows for our indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws to be in effect upon the closing of this offering provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Sonim Technologies, Inc., provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Sonim Technologies, Inc.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

The underwriters are obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers and our directors against liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities issued by us since January 1, 2017 through the date of the prospectus that is a part of this registration statement.

1.	In October 2017, we issued and sold a $10 million aggregate principal amount convertible promissory note to an accredited investor. In April 2018, the principal amount was increased to $12 million.

2.	From November 2018 to January 2019, we issued and sold 1,498,533 shares of common stock to accredited investors for an aggregate purchase price of approximately $10.8 million.

3.	In April 2019, we issued 10,000 shares of common stock to a former employee in exchange for a release of claims and other agreements.

4.

In May 2019, we issued (i) 191,598 shares of common stock upon the vesting and net settlement of restricted stock awards prior to the closing of our initial public offering and (ii) 155,338 shares of common stock upon the next exercise of a warrant immediately prior to the completion of our initial public offering.

5.

From January 2017 to March 31, 2020, we issued options for an aggregate of 1,049,675 shares of common stock at a weighted average exercise price of $0.72 per share to certain of our employees, directors, officers and consultants.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise specified above, we believe that the transactions described in 1 through 5 above were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) and the transactions described in 6 and 7 above were exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16.	Exhibits and Financial Statement Schedules.

(a)    Exhibits

Exhibit Index

Exhibit Number	Description	Form	File No.	Incorporated by Exhibit Reference	Filing Date	Filed Herewith

1.1	Form of Underwriting Agreement					X

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38907	3.1	May 17, 2019

3.4	Amended and Restated Bylaws of the Registrant.	S-1	001-38907	3.4	April 15, 2019

4.1	Form of Common Stock Certificate of the Registrant	S-1/A	333-230887	4.1	April 29, 2019

4.2	Amended and Restated Investor Rights Agreement, by and between the Registrant and the investors listed on Exhibit A thereto, dated November 21, 2012, as amended.	S-1	333-230887	4.2	April 15, 2019

4.3	Securities Purchase Agreement, by and between the Registrant and the purchasers listed on Exhibit A thereto, dated November 2, 2018	S-1	333-230887	4.3	April 15, 2019

5.1	Opinion of Cooley LLP.					X

10.1+	2012 Equity Incentive Plan and forms of agreements thereunder	S-1	333-230887	10.1	April 15, 2019

10.2+	2019 Equity Incentive Plan and forms of agreements thereunder	S-1/A	333-230887	10.2	April 29, 2019

10.3+	2019 Employee Stock Purchase Plan	S-1/A	333-230887	10.3	April 29, 2019

10.4+	Form of Indemnification Agreement, by and between the Registrant and each of its directors and executive officers.	S-1	333-230887	10.4	April 15, 2019

10.5	Office Lease Agreement, by and between the Registrant and BCSP Crossroads Property LLC, dated May 25, 2006, as amended.	S-1	333-230887	10.8	April 15, 2019

10.6	English language summary of Shenzhen Warehouse Lease Agreement, by and between Sonim Technologies (Shenzhen) Ltd. and Shenzhen Gaoxinqi Industrial Park Management Co., Ltd., dated February 14, 2016, as amended.	S-1/A	333-230887	10.9	April 29, 2019

10.7	English language summary of Shenzhen Plant Lease Agreement, by and between Sonim Technologies (Shenzhen) Ltd. and Shenzhen Gaoxinqi Industrial Park Management Co., Ltd., dated April 10, 2016, as amended.	S-1/A	333-230887	10.10	April 29, 2019

10.8†	Amended and Restated Global Patent License Agreement, by and between Telefonaktiebolaget LM Ericsson (Publ) and the Registrant, effective as of January 1, 2017.	S-1	333-230887	10.11	April 15, 2019

10.9	Patent License Agreement, by and between Nokia Corporation and the Registrant, effective as of September 23, 2008, as amended.	S-1/A	333-230887	10.12	April 29, 2019

10.10	English language summary of Shenzhen Lease Agreement, by and between Sonim Technologies (Shenzhen) Ltd. and Shenzhen Gaoxinqi Industrial Park Management Co., Ltd., dated August 28, 2018.	S-1/A	333-230887	10.13	April 29, 2019

10.11	English language summary of Shenzhen Lease Agreement, by and between Sonim Technologies (Shenzhen) Ltd. and Shenzhen Gaoxinqi Industrial Park Management Co., Ltd., dated January 15, 2019.	S-1/A	333-230887	10.14	April 29, 2019

10.12+	Separation Agreement by and between the Registrant and James Walker dated September 9, 2019.	10-Q	001-38907	10.1	November 12, 2019

10.13+	Employment Agreement by and between the Registrant and Robert Tirva, dated September 9, 2019.	10-Q	001-38907	10.2	November 12, 2019

10.14+	Transition and Separation Agreement by and between the Registrant and Robert Plaschke, dated October 29, 2019.	10-K	001-38907	10.17	March 27, 2020

10.15+	Employment Agreement by and between the Registrant and Thomas Wilkinson, dated October 29, 2019.	10-K	001-38907	10.18	March 27, 2020

10.16+	Transaction Bonus Plan.	10-K	001-38907	10.19	March 27, 2020

10.17	Subordinated Term Loan and Security Agreement between B. Riley Principal Investments, LLC and the Registrant dated October 23, 2017.	10-K	001-38907	10.20	March 27, 2020

10.18	First Amendment to the Subordinated Term Loan and Security Agreement between B. Riley Principal Investments, LLC and the Registrant dated March 30, 2018.	10-K	001-38907	10.21	March 27, 2020

10.19	Second Amended and Restated Subordinated Secured Convertible Promissory Note dated June 1, 2020					X

10.20+	Amendment to Employment Agreement by and between the Registrant and Robert Tirva, dated December 18, 2019.	10-K/A	001-38907	10.23	April 29, 2020

21.1	Subsidiaries of the Registrant.	10-K	001-38907	21.1	March 27, 2020

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this registration statement)					X

+	Compensatory plan or management contract

†

Portion of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes, which are incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on the 2nd day of June, 2020.

SONIM TECHNOLOGIES, INC.

By:	/s/ Thomas W. Wilkinson
Thomas W. Wilkinson Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Wilkinson and Robert Tirva, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Wilkinson Thomas W. Wilkinson	Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2020

/s/ Robert Tirva Robert Tirva	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2020

/s/ John Kneuer John Kneuer	Chairman of the Board of Directors	June 2, 2020

/s/ Maurice Hochschild Maurice Hochschild	Director	June 2, 2020

/s/ Alan Howe Alan Howe	Director	June 2, 2020

/s/ Jeffrey D. Johnson Jeffrey D. Johnson	Director	June 2, 2020

/s/ Susan G. Swenson Susan G. Swenson	Director	June 2, 2020

/s/ Kenny Young Kenny Young	Director	June 2, 2020